Filed Pursuant to Rule 424(b)(5)
Registration No. 333-222323

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell, nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED JUNE 3, 2020

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 28, 2017)

Federative Republic of Brazil

U.S.$                     % Global Bonds due 2025

U.S.$                     % Global Bonds due 2030

Brazil is offering U.S.$             aggregate principal amount of its         % global bonds due 2025 (the “2025 bonds”), and U.S.$             aggregate principal amount of its         % global bonds due 2030 (the “2030 bonds”). We refer to the 2025 bonds and the 2030 bonds collectively as the “global bonds”. Brazil will pay interest: (i) on the 2025 bonds on June      and December      of each year, commencing on December     , 2020, and (ii) on the 2030 bonds on June      and December      of each year, commencing on December     , 2020. The 2025 bonds will mature on June     , 2025 and the 2030 bonds will mature on June     , 2030. The offering of the global bonds of each series, each pursuant to this prospectus supplement, are not conditioned upon one another.

Brazil may redeem the global bonds of each series, in whole or in part, before maturity, at par plus the Make-Whole Amount and accrued interest, as described in the section entitled “Description of the Global Bonds—Optional Redemption” in this prospectus supplement. The global bonds will not be entitled to the benefit of any sinking fund.

The global bonds will be issued under an indenture, and each of the 2025 bonds and the 2030 bonds constitutes a separate series under the indenture. The global bonds will contain “collective action clauses.” Under these provisions, which differ from the terms of Brazil’s public external indebtedness issued prior to July 2, 2015, Brazil may amend the payment provisions of the global bonds and other reserve matters listed in the indenture with the consent of the holders of: (1) with respect to a single series of debt securities, more than 75% of the aggregate principal amount outstanding of such series; (2) with respect to two or more series of debt securities, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate; or (3) with respect to two or more series of debt securities, whether or not certain “uniformly applicable” requirements are met, more than 66 2/3% of the aggregate principal amount of the outstanding global bonds of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the proposed modification, taken individually.

Application will be made to list the global bonds, on the Luxembourg Stock Exchange for trading on the Euro MTF Market.

Section 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) Notification.

The global bonds are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018).

See “Risk Factors” beginning on page S-8 to read about certain risk factors you should consider before investing in the global bonds.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per 2025 Bond		Total for the 2025 Bonds	Per 2030 Bond		Total for the 2030 Bonds
Public offering price (1)		%	U.S.$		%	U.S.$
Underwriting discount		%	U.S.$		%	U.S.$
Proceeds, before expenses, to Brazil (1)		%	U.S.$		%	U.S.$

(1)	Plus accrued interest, if any, from , 2020, the date Brazil expects to deliver the global bonds offered by this prospectus supplement.

The global bonds will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company (“DTC”); Euroclear Bank S.A./N.V. (“Euroclear”); and Clearstream Banking, société anonyme, Luxembourg (“Clearstream, Luxembourg”) against payment on or about             , 2020.

Joint Lead Managers and Joint Bookrunners

BofA Securities	Deutsche Bank Securities	Itaú BBA	J.P. Morgan

The date of this prospectus supplement is June     , 2020.

Brazil has provided only the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Brazil has not authorized anyone to provide you with different information. Brazil is not making an offer of these securities in any state where the offer is not permitted.

This prospectus supplement can only be used for the purposes for which it has been published.

Prospectus Supplement

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all of the information that you should consider before investing in the global bonds. You should read this entire prospectus supplement and the accompanying prospectus carefully.

The Issuer

Overview

Brazil is the fifth largest country in the world and occupies nearly half the land area of South America. Brazil shares a border with every country in South America except Chile and Ecuador. The capital of Brazil is Brasília, and the official language is Portuguese. As of December 31, 2019, Brazil’s estimated population was approximately 210.2 million.

Brazil is a federative republic with broad powers granted to the Federal Government. Brazil is officially divided into five regions consisting of 26 states and the Federal District, where Brasília is located.

Government

The federal Constitution provides for three independent branches of government: an executive branch headed by the president; a legislative branch consisting of the bicameral National Congress; and a judicial branch consisting of the Federal Supreme Court and lower federal and state courts.

Under the Constitution, the president is elected by direct vote for a four-year term and is eligible to be reelected for a second four-year term. The president’s powers include the right to appoint ministers and key executives in selected administrative posts. On October 28, 2018, Jair Messias Bolsonaro, the candidate of the conservative political party Partido Social Liberal (“PSL”) was elected President of the Republic.

The legislative branch of government consists of a bicameral National Congress composed of the Senate and the Chamber of Deputies. The Senate has 81 senators, who are elected for staggered eight-year terms, and the Chamber of Deputies has 513 deputies, who are elected for concurrent four-year terms. Each state and the Federal District is entitled to elect three senators. The number of federal deputies is based on a proportional representation system weighted in favor of the less-populated states, which assures the smaller states an important role in the National Congress as the population increases in the larger states. During the last general election, which took place in October 2018, 513 deputies and 54 of 81 senators were elected. These officials took office on February 1, 2019.

Judicial power is exercised by the Federal Supreme Court (composed of 11 Justices), the Superior Court of Justice (composed of 33 Justices), the federal regional appellate courts, military courts, labor courts, electoral courts and the several lower federal courts and state courts, comprising both appellate courts and courts of first instance. The Federal Supreme Court, whose members are appointed by the president for life (with mandatory retirement at 75 years of age), has ultimate appellate jurisdiction over decisions rendered by lower federal and state courts on constitutional matters.

Selected Brazilian Economic Indicators

	2015		2016		2017		2018		2019
Gross Domestic Product (“GDP”)
(in billions of current R$)	R$	5,995.8	R$	6,269.3	R$	6,583.3	R$	6,889.2	R$	7,256.9
(in billions of current U.S.$) (1)	U.S.$	1,796.2	U.S.$	1,800.1	U.S.$	2,062.5	U.S.$	1,884.8	U.S.$	1,839.3
Real GDP Growth (decline) (2)		(3.6)%		(3.3)%		1.3%		1.3%		1.1%
Population (millions) (3)		204.5		206.1		207.7		208.5		210.2
GDP per Capita (in billions of current U.S.$)	U.S.$	8,827.4	U.S.$	8,774.4	U.S.$	9,973.2	U.S.$	9,039.8	U.S.$	8,752.4
Unemployment Rate (4)		8.5%		11.5%		12.7%		11.6%		11.9%
IPCA Rate (5)		10.7%		6.3%		3.0%		3.8%		4.3%
IGP-DI Rate(6)		10.7%		7.2%		(0.4)%		7.1%		7.7%
Nominal Devaluation Rate (7)		47.0%		(16.5)%		1.5%		17.1%		4.0%
Domestic Real Interest Rate (8)		2.4%		7.3%		6.8%		2.6%		1.6%

Balance of Payments (in billions of U.S.$)
Exports		190.1		184.3		218.1		239.5		225.8
Imports		172.4		139.7		154.1		186.5		185.0
Current Account		(54.5)		(24.2)		(15.0)		(41.5)		(49.5)
Capital Account (Balance)		0.5		0.3		0.4		0.4		0.4
Financial Account (Net)		(56.2)		(15.7)		(9.9)		(42.4)		(51.5)
Reserve Assets (Change in Reserves)		1.6		9.2		5.1		2.9		(26.1)
Total Official Reserves		368.7		372.2		382.0		387.0		366.9

Public Finance (% of GDP) (9)
Central Government Primary Balance (10)		2.0%		2.5%		1.8%		1.7%		1.2%
Consolidated Public Sector Primary Balance (11)		1.9%		2.5%		1.7%		1.6%		0.9%

Federal Public Debt (in billions of R$)
Domestic Federal Public Debt (DFPD or DPMFi))	R$	2,650.2	R$	2,986.4	R$	3,435.5	R$	3,728.9	R$	4,083.2
External Federal Public Debt (EFPD or DPFe)	R$	142.8	R$	126.5	R$	123.8	R$	148.2	R$	165.7
Federal Public Debt as % of Nominal GDP		46.6%		49.7%		54.1%		56.3%		58.6%
Total Federal Public Debt (in billions of R$) (12)	R$	2,793.0	R$	3,112.9	R$	3,559.3	R$	3,877.1	R$	4,248.9

General Government Gross and Net Debts
General Government Gross Debt (GGGD) (in billions of R$) (13)	R$	3,927.5	R$	4,378.5	R$	4,854.7	R$	5,272.0	R$	5,500.1
GGGD as % of GDP		65.5%		69.9%		73.7%		76.5%		75.8%
Public Sector Net Debt (PSND) (in billions of R$) (14)	R$	2,136.9	R$	2,892.9	R$	3,382.9	R$	3,695.8	R$	4.041.8
PSND as % of GDP		35.6%		46.1%		51.4%		53.7%		55.7%

(1)	Converted into U.S. dollars based on the weighted average exchange rate for each applicable year.
(2)	Cumulative over four quarters per year.
(3)	Estimated.
(4)	Annual average unemployment rate.
(5)

Broad National Consumer Price Index (Índice de Preços ao Consumidor Amplo or “IPCA”), as reported by the Bureau of Geography and Statistics (Fundação Instituto Brasileiro de Geografia e Estatística or “IBGE”).

(6)

The General Price Index-Domestic Supply (Índice Geral de Preços-Disponibilidade Interna or “IGP-DI”) is one of many inflation indicators used in Brazil (IGP-DI being one of the most widely used). The IGP-DI is calculated by the Getúlio Vargas Foundation, an independent research organization.

(7)	Year-over-year percentage change of the nominal exchange rate: (+) depreciation or (-) appreciation of the Brazilian real against the U.S. dollar (sell side).
(8)	“Domestic Real Interest Rate” represents the accumulated Selic (Sistema Especial de Liquidação e Custódia or “Selic”) rate, adjusted to exclude effects of IPCA.
(9)

Calculated using the “below the line” method, with respect to changes in the public sector’s total net debt (domestic or external). Surpluses are represented by negative numbers and deficits are represented by positive numbers.

(10)

“Central Government” includes (i) the National Treasury (Secretaria do Tesouro Nacional), (ii) the Social Security System (Sistema da Previdência Social) and (iii) the Central Bank. “Primary Balance” represents revenues minus expenditures, excluding interest expenditures on public debt.

(11)

“Consolidated Public Sector” includes (i) the Central Government, Regional Governments (including state and municipal governments) and (ii) the state-owned enterprises, with the exception of Petróleo Brasileiro S.A.—Petrobras (“Petrobras”) and Centrais Elétricas Brasileiras S.A.—Eletrobras (“Eletrobras”). “Primary Balance” represents revenues minus expenditures, excluding interest expenditures on public debt.

(12)	Total Federal Public Debt, as reported by the National Treasury.
(13)

“General Government Gross Debt” (“General Government Gross Debt” or “GGGD”) defined as private and public sector financial debt of the federal, state and municipal governments, with the exception of (i) state-owned company debt (at all government levels) and (ii) Central Bank liabilities.

(14)

“Public Sector Net Debt” (“Public Sector Net Debt” or “PSND”) refers to total liabilities of the non-financial public sector (as deducted from public sector financial assets held by (i) non-financial private agents, (ii) public financial agents and (iii) private financial agents. PSND includes Central Bank assets and liabilities including international reserves and the monetary base.

Sources: IBGE; Getúlio Vargas Foundation; Central Bank; National Treasury.

The Global Bonds

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.

Issuer	Federative Republic of Brazil.

Title of Security	For the 2025 bonds: % Global Bonds due 2025. For the 2030 bonds: % Global Bonds due 2030.

Aggregate Principal Amount Offered	For the 2025 bonds: U.S.$ . For the 2030 bonds: U.S.$ .

Maturity Date	For the 2025 bonds: June , 2025. For the 2030 bonds: June , 2030.

Interest Rate	For the 2025 bonds: % per annum, computed on the basis of a 360-day year of twelve 30-day months. For the 2030 bonds: % per annum, computed on the basis of a 360-day year of twelve 30-day months.

Interest Payment Dates	For the 2025 bonds: June and December of each year, commencing December , 2020. For the 2030 bonds: June and December of each year, commencing December , 2020.

Price to Public

For the 2025 bonds:     % of the principal amount, plus accrued interest, if any, from             , 2020 to the date of delivery, if later.

For the 2030 bonds:     % of the principal amount, plus accrued interest, if any, from             , 2020 to the date of delivery, if later.

Form	Brazil will issue the global bonds in the form of one or more book-entry securities in fully registered form, without coupons. Brazil will not issue the global bonds in bearer form.

Denominations	Brazil will issue the global bonds only in denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof.

Payment of Principal and Interest	Principal and interest on the global bonds will be payable in U.S. dollars or other legal tender, coin or currency of the United States of America.

Status	The global bonds will constitute direct, general, unconditional, unsecured (except as described under the heading “Debt Securities—Negative Pledge” in the accompanying prospectus) and unsubordinated External Indebtedness of Brazil. Brazil has pledged its full faith and credit for the due and punctual payment principal of, premium, if any, on, and interest on of the global bonds. The global bonds of each series will rank without any preference among themselves and equally with all other unsecured and unsubordinated External Indebtedness of Brazil. It is understood that this provision shall not be construed so as to require Brazil to make payments under the global bonds ratably with payments being made under any other External Indebtedness of Brazil.

Optional Redemption	The global bonds of each series will be subject to redemption at the option of Brazil before maturity, on terms described under “Description of the Global Bonds—Optional Redemption” in this prospectus supplement. The global bonds will not be entitled to the benefit of any sinking fund.

Negative Pledge	The global bonds will contain certain covenants, including restrictions on the incurrence of certain liens.

Default	The global bonds will contain events of default, the occurrence of which may result in the acceleration of Brazil’s obligations under the global bonds of any series prior to maturity upon notice by holders of at least 25% of the aggregate principal amount of the outstanding global bonds of such series.

Collective Action Clauses	The global bonds will contain provisions regarding future modifications to their terms that differ from those applicable to Brazil’s outstanding public external indebtedness issued prior to July 2, 2015. Those provisions are described in the sections of this prospectus supplement entitled “Description of the Global Bonds—Amendments and Waivers” and “—Certain Amendments Not Requiring Holder Consent.”

Listing and Admission to Trading	Application will be made to list the global bonds, on the Luxembourg Stock Exchange for trading on the Euro MTF Market.

Trustee	The global bonds will be issued pursuant to an Indenture, dated as of July 2, 2015 (the “indenture”), between Brazil and The Bank of New York Mellon, as trustee, and each of the 2025 bonds and the 2030 bonds will constitute a separate series under the Indenture.

Taxation	For a discussion of the Brazilian and United States tax consequences associated with the global bonds, see “Taxation—Brazilian Taxation” and “—United States Federal Income Taxation” in this prospectus supplement and “Debt Securities—Tax Withholding; Payment of Additional Amounts” in the accompanying prospectus. Investors should consult their own tax advisors in determining the non-United States, United States federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the global bonds.

Further Issues	From time to time, without the consent of holders of the 2025 bonds or the 2030 bonds, as the case may be, and subject to the required approvals under Brazilian law, Brazil may create and issue additional debt securities with the same terms and conditions as those of the applicable series of global bonds (or the same except for the amount of the first interest payment and the issue price), provided that such additional debt securities are issued pursuant to a “qualified reopening” of the original series or are otherwise treated as part of the same “issue” of debt instruments as the original series for U.S. federal income tax purposes. Additional 2025 bonds and 2030 bonds issued in this manner will be consolidated with, and will form a single series with, any other outstanding notes of such series. See “Description of the Global Bonds—Further Issues of the Global Bonds” in this prospectus supplement.

Governing Law	The global bonds will be governed by, and interpreted in accordance with, the laws of the State of New York without regard to those principles of conflicts of laws that would require the application of the laws of a jurisdiction other than the State of New York; provided that all matters related to the consent of holders and modifications to the indenture or the global bonds will always be governed by and construed in accordance with the laws of the State of New York; provided further that the laws of Brazil will govern all matters governing authorization and execution of the indenture and the global bonds by the Federative Republic of Brazil.

Arbitration Clause	The global bonds will contain an agreement on the part of Brazil, the trustee and the holders of the global bonds that any dispute, controversy or claim arising out of or relating to the indenture or the global bonds shall be finally settled by arbitration in New York, New York in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law (excluding Article 26 thereof) in effect on the date of the indenture, unless the holder elects to bring a claim in a competent court in Brazil against Brazil only, as may be permitted by the terms of the global bonds. In arbitration proceedings, Brazil will not raise any defense that it could not raise but for the fact that it is a sovereign state. Brazil will not waive and expressly reserves any right to sovereign immunity from any legal process to which it may be entitled in jurisdictions other than Brazil with respect to the enforcement of any award rendered by an arbitral tribunal constituted under the terms of the global bonds or the indenture. No arbitration proceeding under the indenture or the global bonds shall be binding upon or in any way affect the right or interest of any person other than the claimant or respondent with respect to such arbitration. The provisions are described further in the section entitled “Arbitration and Enforceability” in the accompanying prospectus.

RISK FACTORS

This section describes certain risks associated with investing in the global bonds. You should consult your financial and legal advisors about the risk of investing in the global bonds. Brazil disclaims any responsibility for advising you on these matters.

The information in this section is directed to investors who are U.S. residents and does not address risks for investors who are not U.S. residents. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of the global bonds. If you are not a U.S. resident, you should consult your own financial and legal advisors.

Risk Factors Relating to Brazil

Developments relating to the outbreak of the coronavirus may have a material adverse impact on our economy.

The global outbreak of COVID-19, and public health measures to mitigate it, are having a material impact on the economy in Brazil and around the world. The scope, magnitude and duration of the impact on Brazil cannot yet be determined. COVID-19 could increase the risks described elsewhere in this section.

The long-term effects of the COVID-19 and other public health crises on the global financial markets and economy are difficult to assess or predict. They may include risks to citizens’ health and safety, as well as reduced economic activity, which in turn could result in decreased revenue for the government and increased expenditures, among other relevant impacts. It is unclear whether these challenges and uncertainties will be contained or resolved, and what effects they will have on the global financial markets and economy in the long term. We cannot predict the evolution of the disease in Brazil or whether additional restrictions will be required. In addition to measures taken by Brazilian federal, state and local governments, Brazil may be affected by the impact of the disease elsewhere in the region and by measures taken by other countries or organizations, such as orders that suspend travel or that limit trade. The final impact of the COVID-19 pandemic is still uncertain, but it is expected to have a significant adverse effect on our economy.

COVID-19 is also present in Brazil, and the Brazilian government has taken extensive steps to mitigate the spread of the disease and its impact on public health. See “Recent Developments—COVID-19 Developments” in this prospectus supplement. The efficacy of these steps cannot yet be evaluated, and it is highly uncertain how long and in what form they will remain in effect. Since March 2020, the government has introduced several measures to address the COVID-19 pandemic. The measures implemented so far have resulted in a slowdown in economic activity that will adversely affect economic growth in 2020 and possibly 2021, to a degree that we cannot quantify as of the date of this prospectus supplement. Any prolonged restrictive measures put in place in order to control an outbreak of contagious disease or other adverse public health development in Brazil may have a longer lasting material and adverse effect on our economy. While the economic cost of the COVID-19 pandemic is difficult to predict, we expect that our fiscal deficit will increase. The long-term impact of the governmental measures on our economy, and the effectiveness of these measures, cannot be assured. If these measures are insufficient or are not successfully implemented, the effect on the Brazilian economy or on the Brazilian debt sector could be exacerbated.

Brazil’s economy is vulnerable to external shocks and to more general “contagion” effects, each of which could have a material adverse effect on Brazil’s economic growth and its ability to raise funding in the external debt markets in the future.

Emerging market investment generally poses a degree of risk because the economies in the developing world are susceptible to destabilization resulting from domestic and international developments.

Brazil’s economy is vulnerable to external shocks, including adverse economic and financial developments in other countries and market developments. A significant increase in interest rates in the international financial markets may adversely affect the liquidity of, and trading markets for, the global bonds. In addition, a significant drop in the price of commodities produced in Brazil, such as iron ore, oil, soybeans, sugar and corn, could adversely affect the Brazilian economy. A significant decline in the economic growth or demand for imports of any of Brazil’s major trading partners, such as China, the European Union, or the United States, could have a material adverse impact on Brazil’s exports and balance of trade and adversely affect Brazil’s economic growth.

In addition, because international investors’ reactions to the events occurring in one emerging market country sometimes produce a “contagion” effect, in which an entire region or class of investment is disfavored by international investors, Brazil could be adversely affected by negative economic or financial developments in other countries. Brazil has been adversely affected by such contagion effects on a number of occasions, including the 1997 Asian financial crisis, the 1998 Russian financial crisis, the 2001 Argentine financial crisis and the 2008 global economic crisis. Similar developments may affect the Brazilian economy in the future.

We cannot assure you that any developments like those described above will not negatively affect investor confidence in mature market economies, emerging markets or the economies of the principal countries in Latin America, including Brazil. In addition, we cannot assure you that these events will not adversely affect Brazil’s economy and its ability to raise funding in the external debt markets in the future. See “Forward-Looking Statements” in this prospectus supplement.

Brazil’s economy is vulnerable to a number of internal risks, each of which could have a material adverse effect on Brazil’s economic growth and on the liquidity of, and trading markets for, the bonds.

Brazil’s economy, and therefore its government finances, are subject to risks arising from internal developments in Brazil. These include general economic and business conditions in Brazil, the level of consumer demand, the level of confidence that domestic consumers and foreign investors have in the economic and political conditions in Brazil, present and future exchange rates of the Brazilian currency, the level of domestic debt, domestic inflation, the ability of Brazil to generate a primary budget surplus and advance fiscal and structural reforms, the level of foreign direct and portfolio investment, the level of domestic interest rates, the degree of political uncertainty at the federal and state level in Brazil, and ongoing investigations into allegations of corruption or other criminal actions by public officials and others and their impact on political and economic conditions in the country.

Any of these factors or similar events or developments may adversely affect the liquidity of, and trading markets for, the global bonds.

Adverse changes in Brazil’s credit rating could adversely affect the liquidity of and demand for Brazil’s debt securities and Brazil’s access to the international financial markets.

Moody’s Credit Ratings, Standard & Poor’s and Fitch have each rated Brazil’s long-term foreign and local-currency debt sub-investment grade. Brazil’s ratings or outlooks may be downgraded further or placed on watch by Moody’s, Standard & Poor’s and Fitch or any other rating agency in the future, potentially affecting the trading price for the bonds and the liquidity of and demand for Brazil’s debt securities in general. Downgrades could also adversely affect the cost of funding and terms on which Brazil is able to borrow in the international financial markets and may adversely affect Brazil’s access to the international financial markets.

The Brazilian economy had been in a gradual recovery, but its growth rate is uncertain for the future. Reductions of the Brazilian economic growth rate could have a material adverse effect on public finances and on the market price of the global bonds.

In the fourth quarter of 2019, GDP increased by 0.5% compared to the third quarter of 2019. Compared to the fourth quarter of 2018, GDP increased by 1.7% in the fourth quarter of 2019 measured on a cumulative 12-month basis. We expect the COVID-19 crisis to have a negative impact on GDP. See “Recent Developments—COVID-19 Developments.”

Brazil cannot assure investors that its economy will continue to grow in the future. Brazil’s economic growth depends on a variety of factors, including, among others, international demand and prices for Brazilian exports, climatic factors affecting Brazil’s agricultural sector, fiscal and monetary policies, confidence among Brazilian consumers and foreign and domestic investors and their rates of investment in Brazil, the willingness and ability of businesses to engage in new capital spending, the exchange rate and the rate of inflation. Some of these factors are outside Brazil’s control. A sustained or deepened recession could result in a material decrease in Brazil’s fiscal revenues, or a significant depreciation of the real over an extended period of time could adversely affect Brazil’s debt/GDP ratio, which could in turn materially and adversely affect the market price of the global bonds and the ability of Brazil to service its public debt, particularly its debt obligations denominated in foreign currencies, including the global bonds.

An increase in inflation and government measures to curb inflation may adversely affect the Brazilian economy.

Brazil’s economy has experienced high levels of inflation in the past and may experience high levels in the future. Periods of rapid economic expansion and contraction in Brazil have resulted in volatile rates of inflation. In the future, significant inflation may cause Brazil to impose controls on credit or prices, or to take other action, which could inhibit Brazil’s economic growth. In addition, inflation can result in greater market volatility by causing economic uncertainties and reduced consumption, GDP growth and consumer confidence. Inflation, measures to combat inflation and public speculation about possible additional actions have also contributed to economic uncertainty in Brazil in the past and could produce uncertainty in the future. Any of these factors can have a material adverse effect on Brazil’s results of operations and financial condition.

The ongoing investigations into allegations of corruption or other criminal actions by public officials and others and political developments may lead to political instability and a decline in confidence by consumers and foreign investors in the stability and transparency of the Brazilian government, and may have a material adverse effect on Brazil’s economy, demand for Brazil’s debt securities and Brazil’s access to international financial markets.

Investigations into allegations of corruption or other criminal actions by public officials and others may lead to further allegations and charges against Brazilian federal and state government officials and senior management of Brazilian industry. Numerous elected officials, public servants and executives and other personnel of major companies have been subject to investigation, arrest, criminal charges and other proceedings.

There can be no assurance that other federal or state officials or senior management of Brazilian industry will not be charged with corruption-related crimes or other crimes in investigations into allegations of corruption or other criminal actions. Additional allegations, trials and convictions may lead to political instability and a decline in confidence by consumers and foreign direct investors in the stability and transparency of the Brazilian government, and may have a material adverse effect on Brazil’s economic growth, on the demand for Brazil’s debt securities, including the global bonds, and on Brazil’s access to the international financial markets.

Risk Factors Relating to the Global Bonds

Brazil is a foreign state and accordingly it may be difficult to obtain or enforce judgments or arbitral awards against it.

Brazil has agreed to arbitrate in New York, New York any dispute, controversy or claim arising out of or relating to the indenture, the global bonds or any coupon appertaining thereto. As a result, an arbitration proceeding in New York, New York is the exclusive forum in which a holder may assert a claim against Brazil, unless the holder elects to bring a claim in a competent court in Brazil against Brazil only, as may be permitted by the terms of the global bonds. Brazil is a foreign state and has not waived any immunity or submitted to the jurisdiction of any court outside Brazil. In addition, it may not be possible for investors to effect service of process upon Brazil within their own jurisdiction, obtain jurisdiction over Brazil in their own jurisdiction or enforce against Brazil judgments or arbitral awards obtained in their own jurisdiction. See “Arbitration and Enforceability” in the accompanying prospectus.

The price at which the global bonds will trade in the secondary market is uncertain.

Brazil has been advised by the underwriters that they intend to make a market in the global bonds but are not obligated to do so and may discontinue market making at any time without notice. Application will be made to list the global bonds on the Luxembourg Stock Exchange for trading on the Euro MTF Market. We cannot assure you as to the liquidity of the trading market for the global bonds. The price at which the global bonds will trade in the secondary market is uncertain.

The global bonds will contain provisions that permit Brazil to amend the payment terms without the consent of all holders.

The global bonds will contain provisions regarding acceleration and voting on future amendments, modifications, changes and waivers, which are commonly referred to as “collective action clauses.” Under these provisions, certain key provisions of the global bonds may be amended without your consent, including the maturity date, interest rate and other payment terms. See “Description of the Global Bonds—Default; Acceleration of Maturity” and “—Meetings and Amendments” in this prospectus supplement.

TABLE OF REFERENCES

The information incorporated by reference from Brazil’s annual report on Form 18-K, as amended from time to time, includes but is not limited to, the following items:

EC No. 809/2004 Item	Annual Report on Form 18-K for 2018
Issuer’s position within the governmental framework	“The Federative Republic of Brazil—Form of Government” on pages D-11 to D-12 of Exhibit D

Geographic location and legal form of the issuer	“The Federative Republic of Brazil—Geography and Population” and “—Form of Government” on pages D-10 to D-11 and D-11 to D-12 of Exhibit D

Recent events relevant to the issuer’s solvency	“The Brazilian Economy—Historical Background” and “—Economy in 2018” on pages D-16 and D-16 to D-18 of Exhibit D

Structure of the issuer’s economy	“Principal Sectors of the Economy” on pages D-18 to D-21 of Exhibit D

Gross domestic product	“The Brazilian Economy—Economy in 2018—Gross Domestic Product” on pages D-16 to D-18 of Exhibit D

Brazil’s political system and government	“The Federative Republic of Brazil—Form of Government” on pages D-11 to D-12 of Exhibit D

Tax and budgetary systems of the issuer	“Public Finance—Budget Process” and “—Taxation and Revenue Sharing Systems” on pages D-36 to D-37 and D-37 to D-38 of Exhibit D

Gross public debt of the issuer	“Public Debt” on pages D-40 to D-49 of Exhibit D

Foreign trade and balance of payments	“Balance of Payments—Current Account” on pages D-28 to D-33 of Exhibit D

Foreign exchange reserves	“Balance of Payments—Reserve Assets” on pages D-36 to D-37 of Exhibit D

Financial position and resources	“Balance of Payments—Financial Account” on pages D-33 to D-34 and “Public Finance—2019 Budget” on page D-37 of Exhibit D

Income and expenditure figures and 2019 Budget	“Public Finance—2019 Budget” on page D-37 of Exhibit D

ABOUT THIS PROSPECTUS SUPPLEMENT

Brazil, having taken all reasonable care to ensure that such is the case, confirms that the information contained in this prospectus (which includes this prospectus supplement together with the attached prospectus dated December 28, 2017) is, to the best of Brazil’s knowledge, in accordance with the facts in all material respects and contains no material omission likely to affect its import. Brazil accepts responsibility accordingly.

No person is authorized to make any representation or give any information not contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Brazil has provided only the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Brazil has not authorized anyone to provide you with different information. Please see “General Information—Where You Can Find More Information” for information on the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Brazil is not offering to sell or soliciting offers to buy any securities other than the global bonds offered under this prospectus supplement, nor is Brazil offering to sell or soliciting offers to buy the global bonds in places where such offers are not permitted by applicable law. You should not assume that the information in this prospectus supplement or the accompanying prospectus, or the information Brazil has previously filed with the Securities and Exchange Commission, or the “SEC,” and incorporated by reference in this prospectus supplement and the accompanying prospectus, is accurate as of any date other than their respective dates. Brazil’s economic, fiscal or political circumstances may have changed since such dates.

The global bonds described in this prospectus supplement are debt securities of Brazil being offered under registration statement no. 333-222323 filed with the SEC under the U.S. Securities Act of 1933 (the “Securities Act”) on December 28, 2017. The accompanying prospectus is part of registration statement no. 333-222323. The accompanying prospectus provides you with a general description of the securities that Brazil may offer, and this prospectus supplement contains specific information about the terms of this offering and the global bonds. This prospectus supplement also adds, updates or changes information provided or incorporated by reference in the accompanying prospectus. Consequently, before you invest, you should read this prospectus supplement together with the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Those documents (such as Brazil’s annual report on Form 18-K for 2018, which was filed with the SEC on August 30, 2019, as amended from time to time (the “2018 Annual Report”)) contain information regarding Brazil, the global bonds and other matters. The registration statement, any post-effective amendments thereto, the various exhibits thereto, and the documents incorporated therein and herein by reference, contain additional information about Brazil and the global bonds. All of those documents may be inspected at the office of the SEC. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov. Certain terms used but not defined in this prospectus supplement are defined in the prospectus.

References to “U.S.$,” “$” or “dollars” in this prospectus supplement are to U.S. dollars and references to “R$,” “BRL,” “real” or “reais” are to Brazilian reais.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the global bonds in certain jurisdictions may be restricted by law. Persons who receive copies of this prospectus supplement and the accompanying prospectus should inform themselves about and observe those restrictions. See “Underwriting” in this prospectus supplement.

PROHIBITION OF SALES TO EEA AND UK RETAIL INVESTORS – The global bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the global bonds or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the global bonds or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation.

FORWARD-LOOKING STATEMENTS

Brazil has made forward-looking statements in this prospectus supplement and the accompanying prospectus. Statements that are not historical facts are forward-looking statements. These statements are based on Brazil’s current plans, estimates, assumptions and projections. Therefore, you should not place undue reliance on them. Our forward-looking statements are subject to certain risks and uncertainties, including the potential effects of current events, such as the COVID-19 pandemic, that are not reasonably foreseeable or known at this time and that may differ materially from those contemplated by the forward-looking statements. Actual events and effects may differ materially from the information included in this prospectus supplement. Forward-looking statements speak only as of the date they are made, and Brazil undertakes no obligation to update any of them in light of new information or future events.

Forward-looking statements involve inherent risks. Brazil cautions you that a number of factors could cause actual results to differ materially from those contained in any forward-looking statements. These factors include, but are not limited to:

•	External factors, such as:

•

the impact of the international economic environment on the Brazilian economy, including liquidity in the international financing markets and volatility in international equity, debt and foreign exchange markets;

•	the duration and severity of the coronavirus (COVID-19) outbreak and its impacts on the global economy;

•	interest rates in financial markets outside Brazil;

•	the impact of changes in the credit rating of Brazil;

•	the impact of changes in the international prices of commodities;

•	economic conditions in Brazil’s major export markets; and

•	the decisions of international financial institutions regarding the terms of their financial arrangements with Brazil or mature market economies.

•	Internal factors, such as:

•	general economic and business conditions in Brazil;

•	present and future exchange rates of the Brazilian currency;

•	foreign currency reserves;

•	the level of domestic debt;

•	domestic inflation;

•	impact on the Brazilian economy and the government finances of the measures taken to prevent the spread of the recent coronavirus (COVID-19);

•	the ability of Brazil to effect key economic reforms and to generate a primary budget surplus and advance fiscal and structural reforms;

•	the level of foreign direct and portfolio investment;

•	the level of Brazilian domestic interest rates;

•	political instability in Brazil; and

•	the government’s ability to implement and the results of governmental policies and economic reforms.

•	Other factors discussed in the section “Risk Factors.”

USE OF PROCEEDS

The net proceeds to Brazil from the sale of the global bonds will be approximately U.S.$        , after deduction of the underwriting discounts but before expenses. Brazil will use the net cash proceeds of the sale of the global bonds for repayment of outstanding indebtedness.

RECENT DEVELOPMENTS

The information included in this section supplements the information about Brazil contained in Brazil’s 2018 Annual Report, as amended. To the extent the information in this section is inconsistent with the information contained in the 2018 Annual Report, the information in this section replaces such information. Capitalized terms not defined in this section have the meanings ascribed to them in the 2018 Annual Report.

THE FEDERATIVE REPUBLIC OF BRAZIL

COVID-19 DEVELOPMENTS

Since December 2019, infections attributable to a novel form of virus (commonly referred to as COVID-19) have been reported around the world. On March 11, 2020, the World Health Organization characterized the COVID-19 outbreak as a pandemic. Measures to mitigate the spread and intensity of the outbreak have been undertaken by governments around the world, including mandatory quarantines, travel restrictions, social distancing and curtailment or suspension of economic and other forms of activity.

As of the date of this Amendment, Brazil had over 555,000 confirmed cases of coronavirus, of which over 31,100 were fatal. To date, Brazil has adopted several measures in response to the COVID-19 outbreak aimed at preventing mass contagion and overcrowding of Brazilian health service facilities, including, inter alia, coordination of repatriation flights for Brazilian residents abroad and granting of decision making authority to local governmental entities with respect to measures to be taken in response to the outbreak. Brazilian states and municipalities have taken extensive measures to limit the spread of the outbreak, including severe restrictions on business and economic activity.

The Republic has adopted several stimulus measures in reaction to the COVID-19 crisis. These measures currently amount to R$965.8 billion and are expected to increase the primary deficit of the Central Government in 2020 by R$417.7 billion. These measures, as currently approved or proposed, include, inter alia, (i) granting financial aid to vulnerable population and workers (R$257.5 billion, with an impact of R$157.6 billion on the Primary Deficit), (ii) allocating resources for medical treatment of the population and investing in appropriate protective gear (R$21.2 billion, with an impact of R$21.2 billion on the Primary Deficit), (iii) adopting measures to support cash flows of Brazilian companies (R$189.4 billion, with an impact of R$57.2 billion on the Primary Deficit), (iv) granting support to local governments (R$189.4 billion, with an impact of R$57.2 billion on the Primary Deficit), and (v) strengthening and increasing credit lines to individual citizens and companies (R$289 billion, with an impact of R$57 billion on the Primary Deficit).

Specific measures with respect to supporting vulnerable population and workers include, inter alia:

•	financial grants of R$600 for 3 months to informal workers, individual microentrepreneurs (microempreendedor individual) and low income families;

•	expansion of the Bolsa Familia program;

•	disbursement of electricity bills for low income families; and

•	mandatory halt in medication price increases.

Specific measures with respect to funding of medical treatment and investment in adequate protection of the population include, inter alia, opening of new or increasing of existing credit lines:

•	to governmental institutions and ministries specifically for purposes of enacting COVID-19 measures;

•	for research and development of COVID-19 related vaccines; and

•	aimed at providing support to Brazilian nationals living abroad. In addition, imported medical products will be subject to zero tax rates.

Specific measures with respect to supporting cash-flow positions of Brazilian companies include, inter alia:

•	grace periods or delayed timelines on payment of social security contributions as well as payment of tax obligations;

•	temporary regimes aimed at increasing flexibility in the labor market, including on hiring and debt negotiation.

Specific measures with respect to granting support to local governments include, inter alia:

•	suspension of debt payments owed to the Federal Government (R$35.3 billion);

•	rescheduling of debt payments owed to public sector financial institutions (R$13.9 billion);

•	securitization of debts guaranteed by private and public sector financial institutions (R$20 billion);

•	deferment of PIS/PASEP and FGTS tax sharing due by local governments (R$3.9 billion);

•	transfers for payment of health expenditures (R$23.5 billion);

•	additional financial aid granted to state and municipal funds (R$16 billion);

•	other direct transfers (R$60.2 billion).

The current support package to local governments amounts to R$208.6 billion. The current relief package for subnational governments amounts to R$125 billion and was approved by Congress and ratified by the President on May 28, 2020.

The Brazilian Central Bank has also put in place a liquidity package of R$2.7 trillion with the aim of supporting the liquidity of the Brazilian financial system through the COVID-19 crisis. The liquidity package includes, inter alia, (i) the reduction of Brazilian banks’ reserve requirements imposed by the Central Bank, (ii) the granting of collateralized loans to Brazilian financial institutions, (iii) a repurchase program targeted at Brazilian Global Bonds currently outstanding in the market.

In light of the COVID-19 crisis, the official GDP forecast for 2020 was revised from 2.1% to 0.0% on March 20, 2020 and to -4.7 % on May 5, 2020. The COVID-19 related GDP revision is mainly due to forecasted (i) global growth contraction, (ii) negative impacts on international trade and related supply chains, (iii) impacts on domestic supply chains, (iv) negative impacts on financial market conditions and (v) impacts of social distancing policies. If the COVID-19 crisis continues, the GDP forecast may be further revised.

On April 17, 2020, the Senate approved a proposal for a constitutional amendment referred to as the War Budget (Orçamento de Guerra). The aim of the War Budget is to simplify budget execution rules during the COVID-19 pandemic, allowing for expedited authorizations of (i) government purchases, (ii) construction projects, (iii) hiring of personnel and (iv) contracting with temporary service providers. The War Budget law was enacted by Congress on May 7, 2020.

In light of the COVID-19 crisis, the United States implemented a travel ban, effective as of May 26, 2020, on foreigners who have been in Brazil at any time during the 14-days prior to when they are scheduled to travel to the United States.

The consequences of the current COVID crisis could affect other aspects of the Brazilian economy and financial system in 2020 and beyond, including, inter alia, with respect to balance of payments, primary balance, public debt, interest rates and inflation.

OTHER RECENT DEVELOPMENTS

Political Developments

Corruption Investigations

Multiple investigations into public corruption have been ongoing since 2014. The investigations, which initially targeted an alleged bribery, money laundering and embezzlement scheme involving the provision of goods and services to Petrobras, a majority state-owned company, grew in scope to encompass wide-reaching anti-corruption investigations in many stages.

In December 2019, a law adopted with the aim of improving Brazil’s criminal and procedural legislative framework was approved by President Jair Bolsonaro (the “Anti-Crime Law”). After being approved by the National Congress, the Anti-Crime Law came into effect on January 23, 2020.

Recent Cabinet Changes

On April 24, 2020, Sergio Moro resigned as Minister of Justice and Public Security, and he was replaced by André Mendonça on April 29, 2020. In the context of his resignation, Sergio Moro made allegations of criminal activity against President Jair Bolsonaro. On April 27, 2020, the Supreme Court approved a request by the Attorney General to investigate Moro’s allegations.

On April 17, 2020 Nelson Teich took office as Minister of Health, replacing Luiz Henrique Mandetta. On May 15, 2020 Nelson Teich resigned and was replaced by Eduardo Pazuello.

Employment

As of April 30, 2020, formal employment decreased by 2.21% as compared to March 31, 2020, resulting in a loss of 860,503 jobs. In 2020, through April 30, 2020, 763,232 jobs were lost, compared to the creation of 313,835 jobs from January to April 2019,.

In the first quarter of 2020, the unemployment rate in Brazil was 12.2%, an increase of 1.3 percentage points compared to the fourth quarter of 2019 and a decrease of 0.5 percentage points compared to the first quarter of 2019.

Wages

As of February 1, 2020, the minimum monthly wage for 2020 was set at R$1,045, representing an increase of 4.7% compared to the 2019 minimum monthly wage of R$998.

The budgetary guidelines for 2021, sent to Congress on April 15, 2020, forecast minimum wage adjustments by the National Consumer Price Index (INPC) based on the preceding 12-month period, estimated in R$1,079.

Social Security

As of April 30, 2020, (i) the monthly benefits accumulated in the preceding 12-month period paid by the Brazilian Social Security System increased by 3.1% compared to the immediately previous period and (ii) the Brazilian Social Security System payments increased by 15.1%, when compared to April 30, 2019 (in real terms).

The law providing for reform of the Brazilian Social Security System went into effect on November 13, 2019.

THE BRAZILIAN ECONOMY

The economy in 2020 has been, and continues to be, adversely affected by COVID-19. See “Recent Developments—COVID-19 Developments.”

Gross Domestic Product

In the first quarter of 2020, GDP decreased by 1.5% compared to the fourth quarter of 2019. Compared to the first quarter of 2019, GDP increased by 0.9% in the first quarter of 2020 measured on a cumulative 12-month basis.

The first quarter of 2020 GDP results were mainly influenced by the industrial and services sectors, which decreased by 1.4% and 1.6%, respectively, compared to the fourth quarter of 2019.

Prices

Inflation

The IPCA decreased from 0.07% in March 2020 to -0.31% in April 2020. With respect to the 12-month period ended on April 30, 2020, the index increased 2.40%, 0.9 percentage points below the rate of 3.30% registered in the 12 immediately previous months.

For 2022, the CMN set the inflation target at 3.50% with a tolerance interval of plus or minus 1.5 percentage points.

Interest Rates

In May 2020, COPOM reduced the Selic interest rate to 3.00% per annum and forecasted IPCA inflation at approximately 2.4% for 2020 and 3.4% for 2021. This forecast assumes a path for the Selic interest rate that ends 2020 at 2.75% p. a. and rises to 3.75% p. a. in 2021 and a constant exchange rate of R$/US$5.55. It also assumes an increase in oil prices of approximately 40% by the end of 2020.

In the scenario with a constant interest rate of 3.75% p. a. and a constant exchange rate of R$/US$5.55, the IPCA inflation projections are of approximately 2.3% for 2020 and 3.2% for 2021. This scenario also assumes an increase in oil prices rise of approximately 40% by the end of 2020.

Principal Sectors of the Economy

Privatizations

On February 21, 2020, the PPI launched a successful auction of the highway BR-101/SC located in the State of Santa Catarina, which is expected to generate returns of R$7 billion over a period of 30 years.

Mining, Oil and Gas

On November 6, 2019, the ANP successfully auctioned the exploration of pre-salt fields outside of the scope of the Petrobras Transfer of Rights Agreement.

FINANCIAL SYSTEM

Financial Institutions

BNDES

In March 2020, the CMN decreased the long-term interest rate used for loans granted by the Brazilian National Development Bank (“BNDES”) (Taxa de Juros de Longo Prazo or “TJLP”) from 5.09% to 4.94% per annum for the second quarter of 2020. As of January 1, 2018, the TJLP was replaced by the TLP (Taxa de Longo Prazo) applicable for new BNDES loans. As of June 2020, the TLP was IPCA plus 2.26% per annum.

Loan Loss Reserves

As of April 2020, credit operations in arrears for over 90 days were at 3.27%, a 0.10 percentage points increase in comparison with March 2020 (3.17%). As of April 2020, the level of credit operations in arrears with respect to credits granted to families was at 4.03%, an increase when compared to the previous month (3.92%), arrears of credits to legal entities also increased(from 2.15% to 2.28%).

Foreign Exchange Rate

The Brazilian Real-U.S. Dollar exchange rate, as published by the Central Bank, was R$5.26 to US$1.00 (sell side) on June 2, 2020.

BALANCE OF PAYMENTS

As of April 30, 2020, the current account registered a deficit of US$44.38 billion (2.61% of GDP) for the preceding 12-month period. For the same period, the capital account registered a surplus of approximately U.S.$391.60 million and foreign direct investment was U.S.$73.21 billion (4.31% of GDP). The international reserves volume as of June 1, 2020 amounted to US$345.79 billion.

PUBLIC FINANCE

2020 Budget

The budget law for 2020, approved on January 17, 2020, set a primary balance target of R$124.1 billion (1.6% of estimated GDP) for the consolidated public sector in 2020. On March 20, 2020, in light of the current COVID-19 crisis, Congress approved a waiver from the fiscal target accomplishment rule. The following table sets forth the assumptions that were included in the budget. There is no assurance that such assumptions will prevail, and, as they were made prior to the increasing effect of COVID-19, it is likely that outcomes will be different.

Table No. 2

Principal 2020 Budget Assumptions

As of November, 2019
Gross Domestic Product
Nominal GDP (billions of Reais)	7,618
Real GDP Growth	2.3%
Inflation
Domestic Inflation (IPCA)	3.5%

Source: Federal Budget Secretariat (SOF) and Economic Policy Secretariat (SPE)

The following table sets forth revenues and expenditures of the Federal Government from 2016 through 2019 and the budgeted amounts for 2020.

Table No. 3

Primary Balance of the Central Government(1)

(in billions of Reais)

	2016	2017	2018	2019	Budget(5) 2020
1 – Total Revenues	1,315.0	1,383.1	1,484.2	1,635.1	1,637.1
1.1 – RFB Revenues (2)	819.8	835.6	905.1	946.1	1,003.1
1.2 – Fiscal Incentives	-0.2	-1.4	0.0	0.0	0.0
1.3 – Social Security Net Revenues	358.1	374.8	391.2	413.3	436.5

1.4 – Non – RFB Revenues	137.2	174.1	188.0	275.7	197.6
2 – Transfers by Sharing Revenue	226.8	228.3	256.7	288.3	288.7
3 – Total Net Revenue	1,088.1	1,154.7	1,227.5	1,346.8	1,348.4
4 – Total Expenditures	1,249.4	1,279.0	1,351.8	1,441.8	1,472.5
4.1 – Social Security Benefits	507.9	557.2	586.4	626.5	681.3
4.2 – Personnel and Social Charges	257.9	284.0	298.0	313.1	328.2
4.3 – Other Mandatory Expenditures	213.0	197.3	201.3	195.2	225.6
4.4 – Discretionary expenditures – All Branches	270.7	240.5	266.0	307.0	237.5
5 – Brazilian Sovereign Wealth Fund (FSB)	0.0	0.0	4.0	0.0	0.0
6 – Primary Balance (3)	(161.3)	(124.3)	(120.2)	(95.1)	(124.1)
7 – Methodological Adjustment	3.9	7.6	6.6	6.8	—
8 – Statistical Discrepancy	(2.1)	(1.8)	(2.6)	(0.6)	—
9 – Central Government Primary Balance (4)	(159.5)	(118.4)	(116.2)	(88.9)	(124.1)
10 – Nominal Interest	(318.4)	(340.9)	(310.3)	(310.1)	(314.1)
11 – Central Government Nominal Balance (4)	(477.8)	(459.3)	(426.5)	(399.0)	(438.2)

Note: Numbers may not total due to rounding

(1)	Consolidated accounts of (i) the National Treasury, (ii) Social Security System and (iii) the Central Bank.
(2)	Brazilian Federal Tax Authority (Receita Federal do Brasil or “RFB”).
(3)	Calculated using the “above the line” method, with respect to the difference between the revenues and expenditures of the public sector.
(4)

Calculated using the “below the line” financial method, with respect to changes in public sector’s total net debt (domestic or external). Surpluses are represented by positive numbers and deficits are represented by negative numbers

(5)	Estimates.

Source: National Treasury Secretariat

The following table sets forth the expenditures of the Federal Government by function for 2016 through 2019, and the budgeted amounts for 2020. The figures in the table below are not directly comparable to those set forth in Table No. 3 above, entitled “Primary Balance of the Central Government” given that the expenditures set forth in Table No. 3 were calculated in accordance with the IMF methodology, which does not include, among other things, debt service expenditures and certain financial investments (and are taken into account in the numbers set forth in Table No.4 below).

Table No. 4

Expenditures of the National Treasury by Function

(in millions of Reais)

	2016	2017	2018	2019	2020 Budget(1)
Legislative	6,164.1	6,213.4	6,373.8	6,573.1	8,144.2
Judiciary	27,580.2	29,404.9	31,068.7	32,621.9	37,820.4
Essential to Justice	5,329.5	5,929.9	6,040.1	6,426.9	7,765.7
Administration and Planning	20,348.7	22,773.1	25,988.3	22,978.8	28,985.5
National Defense	57,006.5	63,156.8	71,058.7	78,465.7	75,238.9
Public Security	7,553.1	8,097.4	8,216.4	8,449.2	11,323.4
Foreign Affairs	2,654.2	2,757.9	3,002.1	3,093.7	3,281.6
Social Assistance	78,218.5	84,098.8	87,977.1	94,914.7	92,447.7
Social Security	593,925.1	654,512.2	681,663.7	725,885.6	775,975.9
Health	98,773.3	101,423.3	107,759.5	113,907.8	115,599.8
Labor	70,037.7	69,900.0	70,861.2	72,480.8	80,943.6
Education	84,948.8	88,631.0	90,927.8	88,224.8	108,800.0
Culture	886.2	949.7	960.2	715.7	1,708.5
Citizenship Rights	1,801.6	1,344.0	929.7	828.9	1,129.6
Urban Planning	1,502.1	1,822.8	1,648.1	1,383.2	1,676.6
Housing	9.4	6.2	5.7	11.7	16.0
Sanitation	409.9	714.6	558.6	454.2	423.3
Environmental Management	3,280.4	2,908.6	3,471.0	3,158.2	3,743.4
Science and Technology	5,907.6	5,904.6	6,194.5	6,278.8	6,881.2
Agriculture	18,834.4	14,487.2	15,151.6	14,355.2	24,577.9
Agricultural Organization	2,233.2	1,735.9	1,571.4	1,345.9	1,748.6
Industry	1,906.1	1,973.6	1,917.5	1,610.1	1,731.4
Commerce and Services	2,379.8	2,088.9	2,645.5	1,782.6	4,060.3
Communications	1,205.2	1,030.6	1,089.0	1,122.6	2,089.0
Energy	1,611.0	1,701.2	1,753.1	2,261.5	1,368.7

	2016	2017	2018	2019	2020 Budget(1)
Transportation	10,015.4	10,705.5	11,352.9	8,530.8	15,969.2
Sports and Leisure	478.0	310.4	286.9	159.3	220.2
Special Charges	787,458.5	815,472.9	948,277.2	957,429.6	2,082,930.2
Contingency Reserve	—	—	—	—	61,919.0
SubTotal	1,892,458.6	2,000,055.2	2,188,750.3	2,255,451.5	—
Refinancing Charges	653,821.7	462,632.7	450,198.3	476,775.2	—
Total	2,546,280.3	2,462,687.9	2,638,948.7	2,732,226.7	3,558,520.1

(1)	Estimates.

Source: Ministry of Finance/National Treasury Secretariat and Federal Budget Secretariat

2021 Budget

The budgetary guidelines bill for 2021, sent to Congress on April 14, 2020, set a nominal primary deficit for the consolidated public sector for 2021 of R$153.4 billion (approximately 1.9% of estimated GDP for 2021 as set forth in that bill). The macroeconomic parameters contemplated by the bill anticipate inflation of 3.65% and a projected GDP growth of 3.3% for 2021.

Table No. 5

Principal 2021 Budget Assumptions

As of March, 2021
Gross Domestic Product
Nominal GDP (billions of Reais)	8,150
Real GDP Growth	3.3%
Inflation
Domestic Inflation (IPCA)	3.65%

Source: Federal Budget Secretariat (SOF) and Economic Policy Secretariat (SPE)

Fiscal Balance

In April 2020, the consolidated public sector registered a primary deficit of R$94.3 billion. For the 12-month period ended April 30, 2020, the accumulated balance registered a deficit of R$164.4 billion (2.25% of GDP).

In April 2020, the Brazilian Social Security System registered a deficit of R$33.4 billion, 58.2% higher (in real terms) than the deficit registered in April 2019. For the 12-month period ended April 30, 2020, the deficit of the Brazilian Social Security System totaled R$236.6 billion (in real terms). At current market prices, the deficit accumulated in the preceding 12-month period ended on April 30, 2020 reached R$234.0 billion.

DEBT

Public Debt Indicators

Public Sector Net Debt

As of April 30, 2020, Public Sector Net Debt was R$3,845.3 billion (52.7% of GDP) compared to R$3,769.7 billion (54.0% of GDP) as of April 30, 2019.

General Government Gross Debt

As of April 30, 2020, General Government Gross Debt was R$5,817.9 billion (79.7% of GDP) compared to R$5,479.6 billion (78.5% of GDP) as of April 30, 2019.

Federal Public Debt

The following table presents Brazil’s Federal Public Debt profile as of April 30, 2020.

Table No. 6

Federal Public Debt Profile

	Abr/20		Apr-20	Mar/20		Mar-20	Abr/19		Apr-19
			%			%			%
Federal Public Debt (R$ bn)	R$	4.160,8	100,0%	R$	4.214,8	100,0%	R$	3.878,7	100,0%
Domestic	R$	3.943,7	94,8%	R$	4.006,5	95,1%	R$	3.723,4	96,0%
Fixed-rate	R$	1.200,6	28,9%	R$	1.291,1	30,6%	R$	1.169,7	30,2%
Inflation-linked	R$	1.118,2	26,9%	R$	1.112,1	26,4%	R$	1.113,3	28,7%
Selic rate	R$	1.611,6	38,7%	R$	1.590,6	37,7%	R$	1.433,3	37,0%
FX	R$	230,4	5,5%	R$	221,0	5,2%	R$	162,4	4,2%
Others		—	0,0%		—	0,0%		—	0,0%
External (R$ bn)	R$	217,1	5,2%	R$	208,3	4,9%	R$	155,3	4,0%
Maturity Profile
Average Maturity (years)		4,0			4,0			4,2
Maturing in 12 months (R$ bn)	R$	896,3		R$	902,3		R$	617,4
Maturing in 12 months (%)		21,5%			21,4%			15,9%

Source: National Treasury

Table No. 7

Annual Borrowing Plan 2020(1)

	Limits for 2020
	Minimum	Maximum
Stock of Federal Public Debt (R$ billion)
Federal Public Debt	4,500.0	4,750.0
Composition—%
Fixed Rate	27.0	31.0
Inflation Linked	23.0	27.0
Floating Rate	40.0	44.0
Exchange Rate	3.0	7.0
Maturity Profile
% Maturing in 12 months	20.0	23.0
Average Maturity (years)	3.9	4.1

(1)	As published on January 28, 2020

Source: National Treasury

Public Debt Management

Golden Rule

In order to assure compliance with the Golden Rule in 2020, on April 14, 2020 the Federal Government forwarded a bill to the Congress requesting an Additional Line of Credit in the amount of R$343.6 billion, the maximum value forecasted in the budget. This Additional Line of Credit was approved on May 21, 2020.

Regional Public Debt (State and Municipal)

BNDES Early Repayments

In accordance with the fiscal consolidation program promoted by the Federal Government, new BNDES Early Re-payments were settled in 2019, totaling 100 billion in the year. The first installment was paid on May 31 amounting to BRL 30 billion; the second, totaling BRL 40 billion, was due on September 19; the third, in the value of BRL 30 billion, occurred on December 11. The proceeds of BNDES Early Re-payments will be used exclusively by the National Treasury for public debt relief and compliance with the Golden Rule.

Federal Government Guarantees

As of April 30, 2020, the Federal Government paid a total of R$22.5 billion in liabilities incurred by the State of Rio de Janeiro (R$15.0 billion), under the Special Recovery Regime, and (i) the State of Minas Gerais (R$5.1 billion), (ii) the State of Goiás (R$1.3 billion) (iii) the State of Bahia (R$239,80 million, (iv) State of Pernambuco (R$ 89,25 million). The Federal Government is currently prevented by the STF from recovering any guarantees granted in the context of the Special Recovery Regime.

External Public Debt

Securities Offerings in 2019

On November 4, 2019, the Federal Government issued a dual tranche offering comprised of the reopening of its 4.500% Global Notes due 2029, issuing US$500 million, and the offering of US$2.5 billion of a new thirty-year benchmark, the 4.750% Global Notes due 2050. Concurrently with the new issue, Brazil announced the repurchase of part of its outstanding bonds, with the objective of increasing the efficiency of the sovereign curve in the external market, in line with the guidelines established in the Annual Borrowing Plan (PAF).

Rating Agencies

In May 2020, Fitch Ratings confirmed Brazil’s long-term foreign currency sovereign credit rating at BB- and revised Brazil’s outlook from stable to negative. In April 2020, Standard & Poor’s confirmed Brazil’s long-term foreign currency sovereign credit rating at BB- and changed the outlook to stable from positive. In May 2020, Moody’s confirmed Brazil’s long-term foreign currency sovereign credit rating at Ba2 maintaining the stable outlook.

DESCRIPTION OF THE GLOBAL BONDS

Brazil will issue the global bonds under the indenture, dated as of July 2, 2015, between Brazil and The Bank of New York Mellon, as trustee.

The following is a description of the material provisions of the global bonds and the indenture. The description may not contain all of the information that is important to you as a potential investor in the global bonds. Therefore, Brazil urges you to read the indenture and the form of global bond in making your decision on whether to invest in the global bonds. Brazil has filed a copy of these documents with the SEC and will also deposit copies of these documents at the office of the trustee in New York City.

The following description of the particular terms of the global bonds offered hereby supplements and replaces any inconsistent information set forth in the description of the general terms and provisions of the debt securities set forth in the prospectus.

General Terms of the 2025 Bonds

The 2025 bonds will:

•	be issued in an aggregate principal amount of U.S.$ .

•	mature at par on June , 2025.

•	bear interest at %, calculated on the basis of a 360-day year consisting of twelve 30-day months, from , 2020.

•

pay interest semi-annually in arrears on June        and December        of each year, starting on December        , 2020, to be paid to the person in whose name the 2025 bond is registered at the close of business on the preceding              or             .

•

contain provisions which are described in the sections entitled “—Default; Acceleration of Maturity,” “—Certain Amendments Not Requiring Holder Consent” and “—Amendments and Waivers” in this prospectus supplement. Under these provisions, Brazil may, among other things, amend the payment provisions of the 2025 bonds and certain other terms without your consent.

•	contain provisions described in “Arbitration and Enforceability” in the accompanying prospectus.

•

be direct, general, unconditional, unsecured (except as described under the heading “Debt Securities— Negative Pledge” in the accompanying prospectus) and unsubordinated External Indebtedness of Brazil. Brazil has pledged its full faith and credit for the due and punctual payment of principal of, premium, if any, on, and interest on the 2025 bonds. The 2025 bonds will rank without any preference among themselves and equally with all other unsecured and unsubordinated External Indebtedness of Brazil. It is understood that this provision shall not be construed so as to require Brazil to make payments under the 2025 bonds ratably with payments being made under any other External Indebtedness of Brazil.

•	be recorded on, and transferred through, the records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream, Luxembourg.

•	be issued in fully registered form, without coupons, in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof.

•	be available in certificated form only under certain limited circumstances.

•	be redeemable at the option of Brazil before maturity. See “—Optional Redemption” in this prospectus supplement.

•	not be entitled to the benefit of any sinking fund.

General Terms of the 2030 Bonds

The 2030 bonds will:

•	be issued in an aggregate principal amount of U.S.$ .

•	mature at par on June , 2030.

•	bear interest at %, calculated on the basis of a 360-day year consisting of twelve 30-day months, from , 2020.

•

pay interest semi-annually in arrears on June        and December         of each year, starting on December        , 2020, to be paid to the person in whose name the 2030 bond is registered at the close of business on the preceding              or             .

•

contain provisions which are described in the sections entitled “—Default; Acceleration of Maturity,” “—Certain Amendments Not Requiring Holder Consent” and “—Amendments and Waivers” in this prospectus supplement. Under these provisions, Brazil may, among other things, amend the payment provisions of the 2030 bonds and certain other terms without your consent.

•	contain provisions described in “Arbitration and Enforceability” in the accompanying prospectus.

•

be direct, general, unconditional, unsecured (except as described under the heading “Debt Securities— Negative Pledge” in the accompanying prospectus) and unsubordinated External Indebtedness of Brazil. Brazil has pledged its full faith and credit for the due and punctual payment of principal of, premium, if any, on, and interest on the 2030 bonds. The 2030 bonds will rank without any preference among themselves and equally with all other unsecured and unsubordinated External Indebtedness of Brazil. It is understood that this provision shall not be construed so as to require Brazil to make payments under the 2030 bonds ratably with payments being made under any other External Indebtedness of Brazil.

•	be recorded on, and transferred through, the records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream, Luxembourg.

•	be issued in fully registered form, without coupons, in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof.

•	be available in certificated form only under certain limited circumstances.

•	be redeemable at the option of Brazil before maturity. See “—Optional Redemption” in this prospectus supplement.

•	not be entitled to the benefit of any sinking fund.

General Terms of the Global Bonds

The global bonds will contain provisions regarding acceleration and voting on amendments, modifications, changes and waivers, described in this prospectus supplement, that differ from those applicable to Brazil’s outstanding public external indebtedness issued prior to July 2, 2015. These provisions are commonly referred to as “collective action clauses.” Under these provisions, Brazil may amend the payment provisions of the global bonds and other reserve matters listed in the indenture with the consent of the holders of: (1) with respect to a single series of debt securities, more than 75% of the aggregate principal amount outstanding of such series; (2) with respect to two or more series of debt securities, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate; or (3) with respect to two or more series of debt securities, whether or not certain “uniformly applicable” requirements are met, more than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the proposed modification, taken individually. Those provisions are described in the sections entitled “—Default; Acceleration of Maturity” and “—Amendments and Waivers” in this prospectus supplement.

“External Indebtedness” means Indebtedness for money borrowed which is payable by its terms or at the option of its holder in any currency other than Brazilian currency (other than any such Indebtedness that is originally issued within Brazil).

“Indebtedness” means all unsecured and unsubordinated obligations of Brazil in respect of money borrowed and guarantees given by Brazil in respect of money borrowed by others.

“Public External Indebtedness” means any Public Indebtedness of Brazil which is payable by its terms or at the option of its holder in any currency other than Brazilian currency (other than such Public Indebtedness that is originally issued within Brazil); settlement of original issuance by delivery of Public Indebtedness (or the instruments evidencing such Public Indebtedness including by means of a book entry system) within Brazil shall be deemed to be original issuance within Brazil.

“Public Indebtedness” means any payment obligation, including any contingent liability, of any person arising from bonds, debentures, notes or other securities which (i) are, or were intended at the time of issuance to be quoted, listed or traded on any securities exchange or other securities market (including, without limiting the generality of the foregoing, securities eligible for resale pursuant to Rule 144A under the Securities Act, as amended (or any successor law or regulation of similar effect)) and (ii) have an original maturity of more than one year or are combined with a commitment so that the original maturity of one year or less may be extended at the option of Brazil to a period in excess of one year.

Optional Redemption

Brazil will have the right at its option, upon giving not less than 30 days’ notice, to redeem any series of global bonds, in whole or in part, at any time or from time to time prior to their maturity, at a redemption price equal to the principal amount thereof, plus the Make-Whole Amount (as defined below), plus accrued and unpaid interest on the principal amount of such series of global bonds to the date of redemption.

“Make-Whole Amount” means, in respect of each series of global bonds, the excess of (i) the sum of the present values of each remaining scheduled payment of principal and interest on such series of global bonds (exclusive of interest accrued to the date of redemption), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus (a) in the case of the 2025 bonds,          basis points, or (b) in the case of the 2030 bonds,          basis points, over (ii) the principal amount of such series of global bonds.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker (as defined below) as having an actual or interpolated maturity comparable to the remaining term of each series of global bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of investment grade debt securities of a comparable maturity to the remaining term of such global bonds.

“Independent Investment Banker” means one of the Reference Treasury Dealers (as defined below) appointed by Brazil.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (ii) if Brazil obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of BofA Securities, Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and three other dealers selected by Brazil, or their affiliates which are primary United States government securities dealers, and their respective successors; provided that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), Brazil will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by Brazil, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to Brazil by such Reference Treasury Dealer at 3:30 pm New York time on the third business day preceding such redemption date.

Payment of Principal and Interest

As long as the global bonds are in the form of fully registered book-entry securities, registered in the name of DTC or a nominee of DTC, Brazil will make payments of principal and interest on the global bonds in U.S. dollars to DTC, which will receive the funds for distribution to the beneficial holders of the global bonds. Brazil expects that holders of the global bonds will be paid in accordance with the procedures of DTC and its direct and indirect participants. Neither Brazil nor the paying agent will have any responsibility or liability for any aspect of the records of, or payments made by, DTC or its direct and indirect participants or any failure on the part of DTC or its direct and indirect participants in making payments to holders of the global bonds from the funds DTC receives.

If the global bonds are issued in certificated form and your name is listed as the registered holder of a global bond in the security register maintained by the trustee, Brazil will make its interest and principal payments to you by wire transfer if:

•	you own at least U.S.$1,000,000 aggregate principal amount of the global bonds;

•

not less than 15 days before the payment date, you notify the trustee in writing of your election to receive payment by wire transfer and provide it with your bank account information and wire transfer instructions; and

•

with respect to principal payments, you surrender the global bonds at the corporate trust office of the trustee or at the office outside the United States of the other paying agents that Brazil appoints pursuant to the indenture.

If Brazil does not pay interest by wire transfer as described above for any reason, it will, subject to applicable laws and regulations, mail a check to you on or before the due date for the payment at your address as it appears on the security register maintained by the trustee on the applicable record date.

If any date for an interest or principal payment is a day on which the law at the place of payment permits or requires banking institutions to close, Brazil will make the payment on the next banking day at such place. Brazil will treat such payments as if they were made on the due date, and no interest on the global bonds will accrue as a result of this delay in payment.

Subject to any relevant unclaimed property laws or regulations, if any money that Brazil pays to the trustee for the payment of principal of or interest on the global bonds is not claimed at the end of two years after the principal or interest was due and payable, the trustee will repay the money to Brazil. After any such repayment, the trustee will not be liable with respect to the payments. However, Brazil’s obligations to pay the principal of and interest on the global bonds as they become due will not be affected by such repayment. The global bonds will become void unless presented for payment within five years after the maturity date (or a shorter period if provided by applicable law).

Default; Acceleration of Maturity

Any of the following events will be an event of default with respect to any series of the global bonds:

(a) a default by Brazil in any payment of principal of or interest on the global bonds of such series which continues for 30 days after such payment was due;

(b) a default which is materially prejudicial to the interests of the holders of the global bonds of such series in the performance of any other obligation under the global bonds of that series, which continues for 60 days after the written notice requiring such default to be remedied is given by the trustee or the holders of not less than 25% in aggregate principal amount of global bonds of such series then outstanding;

(c) an acceleration of in excess of U.S.$25,000,000 (or its equivalent in any other currency) in aggregate principal amount of Public External Indebtedness of Brazil by reason of an event of default (however described) arising from Brazil’s failure to make any payment of principal, premium, if any, or interest under that Public External Indebtedness when due;

(d) a failure of Brazil to make any payment in respect of Public External Indebtedness of Brazil in an aggregate principal amount in excess of U.S.$25,000,000 (or its equivalent in any other currency) when due (as such date may be extended by virtue of any applicable grace period or waiver), which continues for 30 days after written notice requiring such default to be remedied is given by the trustee or the holders of not less than 25% in aggregate principal amount of global bonds of such series then outstanding;

(e) a declaration by Brazil of a moratorium with respect to the payment of principal of, or premium, if any, on or interest on Public External Indebtedness of Brazil which does not expressly exclude the global bonds and which is materially prejudicial to the interests of the holders of the global bonds; or

(f) a denial by Brazil of its obligations under the global bonds of such series.

If any of the events of default described above occurs and is continuing with respect to a series of global bonds, the trustee or the holders of at least 25% of the aggregate principal amount of the global bonds of that series then outstanding may declare all the global bonds of such series to be due and payable immediately by giving written notice to Brazil, with a copy to the trustee, and the same shall become and shall be due and payable upon the date that such written notice is received by or on behalf of Brazil, unless prior to such date all events of default in respect of all the global bonds of that series shall have been cured.

Holders holding global bonds of a series representing in the aggregate more than 50% of the principal amount of the then-outstanding global bonds of that series, by written notice to Brazil and to the trustee, may waive any existing defaults and their consequences on behalf of the holders of all of the global bonds of such series if:

•

following the declaration that the principal of the global bonds of such series has become due and payable immediately, Brazil deposits with the trustee a sum sufficient to pay all outstanding amounts then due on those global bonds (other than principal due by virtue of the acceleration upon the event of default) together with interest on such amounts through the date of the deposit as well as the reasonable fees and compensation of the holders that declared those global bonds due and payable, the trustee and their respective agents, attorneys and counsel; and

•	all events of default (other than non-payment of principal that became due by virtue of the acceleration upon the event of default) have been remedied.

Paying Agents and Transfer Agents

Until the global bonds of each series are paid, Brazil will maintain a paying agent in New York City. Brazil has initially appointed The Bank of New York Mellon to serve as its paying agent and transfer agent in New York City.

In addition, so long as any series of global bonds is listed on the Luxembourg Stock Exchange and the rules of such exchange so require, Brazil will maintain a paying agent and transfer agent in Luxembourg.

Brazil may at any time appoint new paying agents and transfer agents. Brazil will promptly provide notice (as described under “—Notices”) of the termination or appointment of, or of any change in the office of, any paying agent or transfer agent.

Certificated Securities

Brazil will issue global bonds in certificated form in exchange for the book-entry securities only if:

•

DTC notifies Brazil that it is unwilling, unable or no longer qualified to continue to act as depositary or ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934 at a time when it is required to be and Brazil does not appoint a successor depositary within 90 days of receiving notice from the depositary or becoming aware of such ineligibility;

•

the trustee institutes or is directed to institute any judicial proceeding in a court or arbitral proceeding to enforce the rights of the holders with respect to the global bonds represented by the global security and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the global bonds, the trustee may in its sole discretion determine that the global bonds represented by a global security will no longer be represented by a global security; or

•	at any time Brazil decides it no longer wishes to have all or part of the global bonds represented by a book-entry security.

If Brazil issues certificated securities, the certificated securities will have the same terms and authorized denominations as the book-entry security. You may present certificated securities for transfer, exchange or payment at the corporate trust office of the trustee in New York City, or at the office of the Luxembourg paying agent and transfer agent, according to the procedures in the indenture, and, in the case of certificated securities presented for payment, principal and interest thereon will be payable at the offices of either the trustee in New York City or the Luxembourg paying agent and transfer agent, provided that interest thereon may be paid by check mailed to the registered holders of certificated securities. In the case of a transfer of part of a certificated security, the registrar or transfer agent will issue a new certificated security to the transferee and a second certificated security in respect of the balance of the certificated security to the transferor. Certificated securities presented for transfer must be accompanied by an executed instrument of assignment and transfer, copies of which are available at the office of the Luxembourg transfer agent. You will not be charged a fee for the registration of transfers or exchanges of certificated securities. You may, however, be charged for any stamp, tax or other governmental charge that must be paid in connection with the transfer, exchange or registration. Brazil, the trustee and any other agent of Brazil may treat the person in whose name any certificated security is registered as the owner of such security for all purposes.

If any security becomes mutilated, destroyed, stolen or lost, you can have it replaced by delivering the security or the evidence of its loss, theft or destruction to the trustee. Brazil and the trustee may require you to sign an indemnity under which you agree to pay Brazil, the trustee or any other agent of Brazil for any losses that they may suffer relating to such replacement. Brazil and the trustee may also require you to present other documents or proof. After you deliver these documents, Brazil in its discretion may execute, and, upon request of Brazil, the trustee will authenticate and deliver to you, a substitute security with the same terms as the security you are exchanging. If so requested by Brazil, you will be required to pay all expenses and reasonable charges associated with the replacement of the mutilated, destroyed, stolen or lost security.

Notices

So long as the global bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, Brazil will publish notices to the holders of the global bonds in a leading newspaper having general circulation in Luxembourg or arrange to make such notices available on the website of the Luxembourg Stock Exchange (at http://www.bourse.lu). If Brazil elects to publish notices in Luxembourg, Brazil expects that it will initially make such publication in the Luxemburger Wort. If publication in a leading newspaper in Luxembourg is not practicable, Brazil will publish such notices in one other leading English language daily newspaper with general circulation in Europe. Brazil will consider a notice to be given on the date of its first publication.

In the case of the book-entry securities, notices also will be sent to DTC or its nominee, as the holder thereof, and DTC will communicate such notices to DTC participants in accordance with its standard procedures.

Further Issues of the Global Bonds

From time to time, without the consent of holders of the 2025 bonds or the 2030 bonds, and subject to the required approvals under Brazilian law, Brazil may create and issue additional debt securities with the same terms and conditions as those of the global bonds (or the same except for the amount of the first interest payment, the issue date and the issue price), provided that such additional debt securities are issued pursuant to a

“qualified reopening” of the original series or are otherwise treated as part of the same “issue” of debt instruments as the original series for U.S. federal income tax purposes. Additional 2025 bonds and 2030 bonds issued in this manner will be consolidated with, and will form a single series with, any other outstanding notes of such series.

Amendments and Waivers

The holders of the global bonds of any series may generally approve any proposal by Brazil to modify the indenture or the terms of the global bonds of such series with the affirmative vote (if approved at a meeting of the holders) or consent (if approved by written action) of holders of more than 50% of the outstanding principal amount of the global bonds of that series.

However, holders of the global bonds of any series may approve, by vote or consent through one of three modification methods, any proposed modification by Brazil that would do any of the following (such subjects referred to as “reserve matters”):

•	change the date on which any amount is payable on the global bonds of such series;

•	reduce the principal amount (other than in accordance with the express terms of the global bonds and the indenture) of the global bonds of such series;

•	reduce the interest rate on the global bonds of such series;

•	change the method used to calculate any amount payable on the global bonds of such series (other than in accordance with the express terms of the global bonds and the indenture);

•	change the currency or place of payment of any amount payable on the global bonds of such series;

•	modify Brazil’s obligation to make any payments on the global bonds of such series (including any redemption price therefor);

•	change the identity of the obligor under the global bonds of such series;

•	change the definition of “outstanding” or the percentage of affirmative votes or written consents, as the case may be, required to make a “reserve matter modification”;

•	change the definition of “uniformly applicable” or “reserve matter modification”;

•

authorize the trustee, on behalf of all holders of the global bonds of such series, to exchange or substitute all the global bonds of that series for, or convert all the global bonds of such series into, other obligations or securities of Brazil or any other person; or

•	change the legal ranking, governing law, agreement to arbitrate, submission to jurisdiction in Brazil or waiver of immunities provisions of the terms of the global bonds of such series.

A change to a reserve matter, including the payment terms of the global bonds of any series, can be made without your consent, as long as the change is approved, pursuant to one of the three following modification methods, by vote or consent by:

•	the holders of more than 75% of the aggregate principal amount of the outstanding global bonds of such series in so far as the changes affect the global bonds of that series;

•

where such proposed modification would affect the outstanding debt securities of two or more series (a “cross-series modification”), including the global bonds, the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of all of the series affected by the proposed modification, taken in the aggregate, if certain “uniformly applicable” requirements are met (a “cross-series modification with single aggregated voting”); or

•

where such proposed modification would affect the outstanding debt securities of two or more series, including the global bonds, whether or not certain “uniformly applicable” requirements are met, the holders of more than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all of the series affected by the proposed modification, taken in the aggregate, and the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the modification, taken individually (a “cross-series modification with two-tier voting”).

The term “uniformly applicable,” as referred to above, in the context of a proposed cross-series modification, means a modification by which holders of debt securities of all series affected by that modification are invited to exchange, convert or substitute their debt securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration.

A modification will not be considered to be uniformly applicable if each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification (or, where a menu of instruments or other consideration is offered, each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification electing the same option under such menu of instruments).

Brazil may select, in its discretion, any modification method for a reserve matter modification in accordance with the indenture and designate which series of debt securities will be included for approval in the aggregate of modifications affecting two or more series of debt securities. Any selection of a modification method or designation of series to be included will be final for the purpose of that vote or consent solicitation.

A cross-series modification constituting or including a reserve matter modification to the terms and conditions of the affected debt securities, including the global bonds, that is not uniformly applicable must be effected pursuant to a cross-series modification with two-tier voting; such a cross-series modification that is uniformly applicable may be effected pursuant to a cross-series modification with single aggregated voting or a cross-series modification with two-tier voting, at Brazil’s option.

Before soliciting any consent or vote of any holder of debt securities for any change to a reserve matter, Brazil will provide the following information to the trustee for distribution to the holders of debt securities of any series that would be affected by the proposed modification:

•

a description of Brazil’s economic and financial circumstances which are, in Brazil’s opinion, relevant to the request for the proposed modification, a description of Brazil’s existing debts and description of any broad policy reform program and provisional macroeconomic outlook;

•

if Brazil shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

•	a description of Brazil’s proposed treatment of external debt instruments that are not affected by the proposed modification and its intentions with respect to any other major creditor groups; and

•	if Brazil is then seeking any reserve matter modification affecting any other series of debt securities, a description of that proposed modification.

For purposes of determining whether the required percentage of holders of the global bonds of any series or any other series of debt securities has approved any amendment, modification or change to, or waiver of, the global bonds of any series or the indenture, or whether the required percentage of holders has delivered a notice of acceleration of the global bonds of such series, debt securities (including the global bonds) will be disregarded and deemed not to be outstanding and may not be counted in a vote or consent solicitation for or against a proposed modification if on the record date for the proposed modification or other action or instruction hereunder, the debt security is held by Brazil or by a public sector instrumentality, except that (x) debt securities held by Brazil or any public sector instrumentality which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee’s right so to act with respect to such debt securities and that the pledgee is not Brazil or a public sector instrumentality, and in case of a dispute concerning such right, the advice of counsel shall be full protection in respect of any decision made by the trustee in accordance with such advice and any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information that is in the possession of the trustee, upon the certificate, statement or opinion of or representations by the trustee; and (y) in determining whether the trustee will be protected in relying upon any such action or instructions under the indenture, or any notice from holders, only debt securities that a responsible officer of the trustee knows to be so owned or controlled will be so disregarded.

As used in the preceding paragraph, “public sector instrumentality” means any department, ministry or agency of Brazil, and a corporation, trust or other legal entity controlled by Brazil or by a public sector instrumentality and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, by contract or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of that legal entity.

Please refer to the section entitled “Debt Securities—Meetings and Amendments” in the accompanying prospectus for information on the procedures for convening and conducting meetings of the holders of global bonds.

Certain Amendments Not Requiring Holder Consent

Brazil and the trustee may, without the vote or consent of any holder of global bonds of any series, amend the indenture or the global bonds of that series for the purpose of:

•	adding to Brazil’s covenants for the benefit of the holders;

•	surrendering any of Brazil’s rights or powers with respect to the global bonds of that series;

•	securing the global bonds of that series;

•	curing any ambiguity or curing, correcting or supplementing any defective provision in the global bonds of that series or the indenture;

•

amending the global bonds of that series or the indenture in any manner that Brazil and the trustee may determine and that does not materially adversely affect the interests of any holders of the global bonds of that series; or

•	correcting a manifest error of a formal, minor or technical nature.

GLOBAL CLEARANCE AND SETTLEMENT

Brazil has obtained the information in this section from sources it believes to be reliable, including from DTC, Euroclear and Clearstream, Luxembourg, and Brazil takes responsibility for the accurate reproduction of this information. Brazil takes no responsibility, however, for the accuracy of this information. DTC, Euroclear and Clearstream, Luxembourg are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither Brazil nor the trustee will be responsible for DTC’s, Euroclear’s or Clearstream, Luxembourg’s performance of their obligations under their rules and procedures. Nor will Brazil or the trustee be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the U.S. Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global bonds to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge beneficial interests in the global bonds to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Euroclear and Clearstream, Luxembourg

Like DTC, Euroclear and Clearstream, Luxembourg hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream, Luxembourg provide various services to their participants, including the safekeeping, administration, clearance and settlement, and lending and borrowing of internationally traded securities. Euroclear and Clearstream, Luxembourg participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and other organizations. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream, Luxembourg by clearing through or maintaining a custodial relationship with Euroclear or Clearstream, Luxembourg participants.

Ownership of the Global Bonds through DTC, Euroclear and Clearstream, Luxembourg

Brazil will issue the global bonds in the form of one or more fully registered book-entry securities, registered in the name of Cede & Co., a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the book-entry securities. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may hold your beneficial interests in the book-entry securities through Euroclear or Clearstream, Luxembourg, if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream, Luxembourg will hold their participants’ beneficial interests in the book-entry securities in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream, Luxembourg in turn will hold such interests in their customers’ securities accounts with DTC.

Brazil and the trustee generally will treat the registered holder of the global bonds, initially Cede & Co., as the absolute owner of the global bonds for all purposes. Once Brazil and the trustee make payments to the registered holders, Brazil and the trustee will no longer be liable on the global bonds for the amounts so paid. Accordingly, if you own a beneficial interest in the book-entry securities, you must rely on the procedures of the institutions through which you hold your interests in the book-entry securities (including DTC, Euroclear, Clearstream, Luxembourg, and their participants) to exercise any of the rights granted to the holder of the book-entry securities. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of such book-entry securities, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action, and that DTC participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its participants (or persons holding beneficial interests in the global bonds through such participants) to exercise any rights of a holder or take any other actions that a holder is entitled to take under the indenture or the global bonds. Euroclear’s or Clearstream, Luxembourg’s ability to take actions as a holder under the global bonds or the indenture will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream, Luxembourg will take such actions only in accordance with their respective rules and procedures.

You may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

Transfers Within and Between DTC, Euroclear and Clearstream, Luxembourg

Since the purchaser determines the place of delivery, it is important for you to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be on the desired value date. Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the following procedures in order to facilitate transfers of interests in the book-entry security among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither Brazil nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the global bonds among themselves in the ordinary way according to DTC rules governing global securities issues.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants

Participants in Euroclear and Clearstream, Luxembourg will transfer interests in the global bonds among themselves in the ordinary way according to the rules and operating procedures of Euroclear and Clearstream, Luxembourg governing conventional Eurobonds.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

When the global bonds are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream, Luxembourg participant, the purchaser must first send instructions to Euroclear or Clearstream, Luxembourg through a participant at least one business day prior to the settlement date. Euroclear or Clearstream, Luxembourg will then instruct its depositary to receive the global bonds and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account and the global bonds will be credited to the depositary’s account. After settlement has been completed, DTC will credit the global bonds to Euroclear or Clearstream, Luxembourg, Euroclear or Clearstream, Luxembourg will credit the global bonds, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream, Luxembourg will be back-valued to the value date (which will be the preceding day if settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream, Luxembourg will need to make funds available to Euroclear or Clearstream, Luxembourg in order to pay for the global bonds by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream, Luxembourg before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream, Luxembourg until the global bonds are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream, Luxembourg to draw on the line of credit to finance settlement for the global bonds. Under this procedure, Euroclear or Clearstream, Luxembourg would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the global bonds were credited to the participant’s account. However, interest on the global bonds would accrue from the value date. Therefore, in many cases the interest income on global bonds which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream, Luxembourg charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the global bonds can use its usual procedures for transferring global bonds to the depositaries of Euroclear or Clearstream, Luxembourg for the benefit of Euroclear or Clearstream, Luxembourg participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Trading Between a Euroclear or Clearstream, Luxembourg Seller and DTC Purchaser

Due to time zone differences in their favor, Euroclear and Clearstream, Luxembourg participants can use their usual procedures to transfer global bonds through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream, Luxembourg through a participant at least one business day prior to the settlement date. Euroclear or Clearstream, Luxembourg will then instruct its depositary to credit the global bonds to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream, Luxembourg participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date (which will be the preceding day if settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream, Luxembourg participant selling the global bonds has a line of credit with Euroclear or Clearstream, Luxembourg and elects to be in debit for the global bonds until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that one-day period.

Finally, a day trader that uses Euroclear or Clearstream, Luxembourg and that purchases global bonds from a DTC participant for credit to a Euroclear or Clearstream, Luxembourg accountholder should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•

borrowing through Euroclear or Clearstream, Luxembourg for one day (until the purchase side of the day trade is reflected in its Euroclear or Clearstream, Luxembourg account) in accordance with the clearing system’s customary procedures;

•

borrowing the global bonds in the United States from a DTC participant no later than one day prior to settlement which would give the global bonds sufficient time to be reflected in the borrower’s Euroclear or Clearstream, Luxembourg account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream, Luxembourg accountholder.

TAXATION

Brazilian Taxation

The following is a summary of certain Brazilian federal income taxation considerations that may be relevant to a prospective non-Brazilian investor in the global bonds. The summary is based on Brazilian laws, rules and regulations in effect on the date of this prospectus supplement, all of which are subject to change, possibly with retroactive effect. This summary is not intended to constitute a complete analysis of the Brazilian income tax consequences to non-residents of Brazil of the purchase, receipt, ownership or disposition of the global bonds. This summary does not describe any of the tax consequences that may be applicable to residents of Brazil.

Prospective purchasers of the global bonds should consult their own tax advisors to determine the tax consequences arising from the purchase, ownership and disposition of the global bonds.

Unless a non-Brazilian holder of a global bond has some connection with Brazil other than the mere holding of a global bond or the receipt of principal or interest in respect of a global bond, payments of interest and principal on a global bond to that non-Brazilian holder will be made free and clear of, and without deduction for or on account of, Brazilian taxes.

Capital gains resulting from any trades of global bonds effected between or in respect of accounts maintained by or on behalf of non-residents of Brazil will not be subject to Brazilian income tax or other Brazilian taxes if these non-residents have no connection with Brazil other than as holders of an interest in the global bonds.

Payments of interest and principal on the global bonds to, and any gain realized upon the disposition of global bonds by, non-Brazilian holders of global bonds will not be subject to Brazilian estate tax.

United States Federal Income Taxation

The following is a summary of material U.S. federal income tax considerations that may be relevant to a holder of a global bond. This summary is based on the provisions of the U.S. Internal Revenue Code of 1986, as amended, applicable U.S. Treasury regulations, laws, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This summary deals only with beneficial owners of global bonds that purchase the global bonds at their initial offering price and hold the global bonds as capital assets. It does not address particular tax considerations that may be applicable to investors that are subject to special tax rules, such as banks, tax-exempt entities, insurance companies, regulated investment companies, dealers in securities or currencies, traders in securities electing to mark their positions to market, persons that will hold global bonds as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, entities taxed as partnerships or the partners therein, persons subject to the alternative minimum tax, U.S. expatriates, nonresident alien individuals present in the United States for more than 182 days in a taxable year, or persons that have a “functional currency” other than the U.S. dollar.

This summary addresses only U.S. federal income tax consequences, and does not address consequences arising under state, local, non-U.S. tax laws, U.S. federal estate, gift or other tax laws, or the Medicare tax on net investment income. Investors should consult their own tax advisors in determining the tax consequences to them of holding global bonds under such tax laws, as well as the application to their particular situation of the U.S. federal income tax considerations discussed below.

As used herein, a “U.S. holder” is a beneficial owner of a global bond that is, for U.S. federal income tax purposes, a citizen or resident of the United States or a U.S. domestic corporation or that otherwise is subject to U.S. federal income taxation on a net income basis in respect of the global bond. A “non-U.S. holder” is a beneficial owner of a global bond that is an individual, corporation, foreign estate, or foreign trust, that is not a U.S. holder.

U.S. holders

Book/Tax Conformity. U.S. holders that use an accrual method of accounting for tax purposes (“accrual method holders”) generally are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements (the “book/tax conformity rule”). The application of the book/tax conformity rule thus may require the accrual of income earlier than would be the case under the general tax rules described below. It is not entirely clear to what types of income the book/tax conformity rule applies, or, in some cases, how the rule is to be applied if it is applicable. However, proposed regulations generally would exclude, among other items, original issue discount and market discount (in either case, whether or not de minimis) from the applicability of the book/tax conformity rule. Although the proposed regulations generally will not be effective until taxable years beginning after the date on which they are issued in final form, taxpayers generally are permitted to elect to rely on their provisions currently. Accrual method holders should consult with their tax advisors regarding the potential applicability of the book/tax conformity rule to their particular situation.

Payments of interest. Payments of interest generally will be taxable to a U.S. holder as ordinary interest income at the time that such payments are accrued or are received in accordance with the U.S. holder’s method of tax accounting. Such income will generally constitute foreign source passive category income for purposes of the U.S. foreign tax credit rules. However, the portion of the first interest payment on any global bond that represents a return of accrued interest that a U.S. holder paid as part of the purchase price for the bond offered hereby (“pre-issuance accrued interest”), if any, will not be treated as an interest payment, and thus will not be includible in income, for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the global bonds will be issued without original issue discount (“OID”) for U.S. federal income tax purposes. In general, however, if the global bonds are issued with discount at or above a de minimis threshold, a U.S. holder will be required to include OID in gross income, as ordinary income, under a “constant-yield method” before the receipt of cash attributable to such income, regardless of the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Purchase, sale and retirement. A U.S. holder that sells, exchanges or otherwise disposes of the global bonds generally will recognize capital gain or loss equal to the difference between the amount realized on the transaction and its tax basis in the global bonds (except that any amount attributable to accrued and unpaid interest, other than pre-issuance accrued interest, if any, will be treated as a payment of interest for U.S. federal income tax purposes, which will be taxable as described above). A U.S. holder’s tax basis in a global bond generally will be equal to the amount that the U.S. holder paid for the global bond reduced by any previously received payment of pre-issuance accrued interest. Any gain or loss recognized on a taxable disposition of a global bond will be capital gain or loss. If, at the time of the sale, exchange, redemption or other taxable disposition of a global bond, a U.S. holder held the global bond for more than one year, the gain or loss will be long-term capital gain or loss. Otherwise, the gain or loss will be short-term capital gain or loss. Long-term capital gains realized by a non-corporate U.S. holder are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

A U.S. holder’s gain or loss on the sale, redemption, retirement or other taxable disposition of a global bond will generally be U.S. source gain or loss. Accordingly, in the event that Brazilian tax were imposed on the sale or disposition of the global bonds, a U.S. holder may not be able to fully utilize any U.S. foreign tax credits arising from such tax unless the U.S. holder has other foreign source income. Prospective investors should consult their own tax advisors as to the U.S. tax and foreign tax credit implications of such sale, redemption, retirement or other taxable disposition of a global bond.

Non-U.S. holders

Subject to the discussion of backup withholding below, a non-U.S. holder (as defined above) generally will not be subject to U.S. federal income tax on payments of interest on the global bonds. In addition, a non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange, redemption or other taxable disposition of the global bonds.

Information Reporting and Backup Withholding

Payments in respect of the global bonds that are paid within the United States or through certain U.S.-related financial intermediaries are generally subject to information reporting, unless the U.S. holder is an exempt recipient that establishes its exemption when required. Such payments to a non-exempt recipient that is a U.S. holder may also be subject to backup withholding, unless the U.S. holder provides an accurate taxpayer identification number and certifies that it has not lost its exemption from backup withholding. Non-U.S. holders are generally exempt from backup withholding, but may have to comply with certification procedures to prove their entitlement to this exemption. The amount of any backup withholding from a payment to a U.S. or non-U.S. holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Certain U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of U.S.$50,000 on the last day of the taxable year or U.S.$75,000 at any time during the taxable year may be required to file an information statement along with their tax returns, currently on IRS Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which will generally include global bonds) that are held for investment and are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders who fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part.

Prospective investors should consult their own tax advisors concerning the application of these rules to their investment in the global bonds, including the application of the rules to their particular circumstances.

UNDERWRITING

Brazil and the underwriters for the offering named below have entered into a terms agreement dated     , 2020 with respect to the global bonds. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of the global bonds indicated in the following table:

Underwriter	Principal Amount of the 2025 Notes	Principal Amount of the 2030 Notes
BofA Securities, Inc.	U.S.$	U.S.$
Deutsche Bank Securities Inc.	U.S.$	U.S.$
Itau BBA USA Securities, Inc.	U.S.$	U.S.$
J.P. Morgan Securities LLC	U.S.$	U.S.$

Total	U.S.$	U.S.$

Global bonds sold by the underwriters to the public will initially be offered at the respective public offering price set forth on the cover of this prospectus supplement plus accrued interest, if any, from            , 2020. If all global bonds are not sold at such public offering price, the underwriters may change the offering price and the other selling terms. The underwriters may offer and sell the global bonds through certain of their affiliates.

The underwriters propose to offer the global bonds initially at the public offering price on the cover page of this prospectus supplement and to securities dealers at that price less a selling concession of          % of the principal amount of the global bonds. The underwriters and any such securities dealers may allow a discount of          % of the principal amount of the global bonds on sales to other broker/dealers. After the initial public offering of the global bonds, the underwriters may change the public offering price and concession and discount to broker/ dealers. The offering of the global bonds by the underwriters is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

It is expected that delivery of the global bonds will be made against payment therefor on or about             , 2020. Under SEC Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade global bonds on the date of this prospectus supplement or the next succeeding business day(s) will be required, by virtue of the fact that the global bonds initially will settle on             , 2020, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Brazil has been advised by the underwriters that the underwriters intend to make a market in the global bonds but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the global bonds.

The global bonds are offered for sale in those jurisdictions where it is legal to make such offers. Only offers and sales of the global bonds in the United States, as part of the initial distribution thereof or in connection with resales thereof under circumstances where this prospectus supplement and the accompanying prospectus must be delivered, are made pursuant to the registration statement, of which the prospectus, as supplemented by this prospectus supplement, forms a part.

In connection with the offering, the underwriters may purchase and sell the global bonds in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater aggregate principal amount of global bonds than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the global bonds while the offering is in progress. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the global bonds. As a result, the price of the global bonds may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the Luxembourg Stock Exchange, in the over-the-counter market or otherwise.

Brazil estimates that its share of the total expenses of this offering, excluding the underwriting discounts, will be approximately U.S.$            .

Purchasers of the global bonds may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the public offering price set forth on the cover of this prospectus supplement.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

The underwriters and certain of their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. Affiliates of certain of the underwriters provide advisory services to affiliates of the issuer from time to time. They have received, or may in the future receive, customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

The underwriters have specifically agreed to act as follows in each of the following places:

Austria:

The information in the offer materials does not constitute a public offering (öffentliches Angebot) to investors in Austria and must not be used in conjunction with a public offering pursuant to Austrian Capital Market Act (Kapitalmarktgesetz) in Austria or, if considered a public offering (öffentliches Angebot), is exclusively made on the basis of exemptions from the obligation to publish an approved prospectus in line with the Austrian Capital Market Act (Kapitalmarktgesetz). No prospectus pursuant to the Austrian Capital Market Act (Kapitalmarktgesetz) has been or will be approved (gebilligt) by or notified (notifiziert) to the Austrian Financial Market Authority (Finanzmarktaufsicht) and no such prospectus has been or will be published in Austria in any way which would constitute a public offering under Austrian law (whether presently or in the future), nor has been or will such prospectus be deposited with the filing office (Meldestelle) of Oesterreichische Kontrollbank AG.

The information in the offer materials (e.g., invitation supplement, prospectus supplement and prospectus) is being made available in Austria for the sole purpose of providing information about the securities described herein solely to individually qualified investors in Austria. The information contained in the Offer materials is being made available on the condition that it is solely for the use of the recipient as a potential and individually qualified investor and may not be passed on to any other person or reproduced in whole or in part.

Consequently, the securities are not authorized for public offering under the Austrian Capital Markets Act (Kapitalmarktgesetz) and no public offers or public sales or invitation to make such an offer may be made. No advertisements may be published and no marketing materials may be made available or distributed in Austria in respect of the securities. A public offering of the securities in Austria without the prior publication of a prospectus in accordance with the Austrian Capital Market Act would constitute a criminal offense under Austrian law.

Belgium:

In Belgium, this Invitation is not, directly or indirectly, being made to, or for the account of, any person other than to qualified investors (gekwalificeerde beleggers/investisseurs qualifiés) within the meaning of Article 2, e) of Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC. (Règlement (UE) 2017/1129 du 14 juin 2017 du Parlement européen et du Conseil concernant le prospectus à publier en cas d’offre au public de valeurs mobilières ou en vue de l’admission de valeurs mobilières à la négociation sur un marché réglementé, et abrogeant la directive 2003/71/CE / Verordening (EU) 2017/1129 van het Europees Parlement en de Raad van 14 juni 2017 betreffende het prospectus dat moet worden gepubliceerd wanneer effecten aan het publiek worden aangeboden of tot de handel op een gereglementeerde markt worden toegelaten en tot intrekking van Richtlijn 2003/71/EG) (“The Regulation”) , as amended or replaced from time to time, and that do not qualify as consumers (consumenten/consommateurs) within the meaning of Article I.1, 2° of the Belgian Code of Economic Law of February 28, 2013 (Qualified Belgian Investors). As a result, and further to Article 1, 4, a of The Regulation this Invitation does not constitute a public offer pursuant to Article 3, 1 of The Regulation, as amended or replaced from time to time. Consequently, the Invitation has not been and will not be notified to, and the offer memorandum and any other offering material relating to the offer has not been, and will not be, submitted to nor approved by the Belgian Financial Services and Markets Authority (Autoriteit voor Financiële Diensten en Markten/Autorité des Services et Marchés Financiers) pursuant to the Belgian laws and regulations applicable to the public offering of securities. The Invitation as well as any other materials relating to the Invitation may not be advertised, and this memorandum or any other information circular, brochure or similar document may not be distributed, directly or indirectly, to any person in Belgium other than Qualified Belgian Investors, acting on their own account, and may not be used in connection with any offering in Belgium except as may otherwise be permitted by law.

Brazil:

The global bonds may not be offered or sold to the public in Brazil. Accordingly, this prospectus supplement has not been nor will it be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários) nor has it been submitted to the foregoing agency for approval. Documents relating to the offer, as well as the information contained therein, may not be supplied to the public in Brazil, as the offering of the global bonds pursuant to this prospectus supplement is not a public offering of securities in Brazil, nor used in connection with any offer for subscription or sale of the global bonds to the public in Brazil.

Canada:

The global bonds may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the global bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.4 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands:

No invitation whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for the global bonds.

Chile:

PURSUANT TO THE SECURITIES MARKET LAW OF CHILE AND NORMA DE CARÁCTER GENERAL (RULE) NO. 336, DATED JUNE 27, 2012, ISSUED BY THE FINANCIAL MARKET COMMISSION OF CHILE (COMISIÓN PARA EL MERCADO FINANCIERO OR “CMF”) (“RULE 336”), THE GLOBAL BONDS MAY BE PRIVATELY OFFERED TO CERTAIN QUALIFIED INVESTORS IDENTIFIED AS SUCH BY RULE 336 (WHICH IN TURN ARE FURTHER DESCRIBED IN RULE NO. 216, DATED JUNE 12, 2008, AND RULE 410 DATED JULY 27, 2016, BOTH OF THE CMF).

RULE 336 REQUIRES THE FOLLOWING INFORMATION TO BE MADE TO PROSPECTIVE INVESTORS IN CHILE:

1.	DATE OF COMMENCEMENT OF THE OFFER: [_] [_], 2020. THE OFFER OF THE GLOBAL BONDS IS SUBJECT TO RULE 336;

2.

THE SUBJECT MATTER OF THIS OFFER ARE SECURITIES NOT REGISTERED IN THE SECURITIES REGISTRY (REGISTRO DE VALORES) OF THE CMF, NOR IN THE FOREIGN SECURITIES REGISTRY (REGISTRO DE VALORES EXTRANJEROS) OF THE CMF; HENCE, THE GLOBAL BONDS ARE NOT SUBJECT TO THE OVERSIGHT OF THE CMF;

3.	SINCE THE GLOBAL BONDS ARE NOT REGISTERED IN CHILE THERE IS NO OBLIGATION BY THE ISSUER TO DELIVER PUBLIC INFORMATION ABOUT THE GLOBAL BONDS IN CHILE; AND

4.	THE GLOBAL BONDS SHALL NOT BE SUBJECT TO PUBLIC OFFERING IN CHILE UNLESS REGISTERED IN THE RELEVANT SECURITIES REGISTRY OF THE CMF.

INFORMACIÓN A LOS INVERSIONISTAS CHILENOS

DE CONFORMIDAD CON LA LEY N° 18.045, DE MERCADO DE VALORES Y LA NORMA DE CARÁCTER GENERAL N° 336 (LA “NCG 336”), DE 27 DE JUNIO DE 2012, DE LA COMISIÓN PARA EL MERCADO FINANCIERO (LA “CMF”), LOS BONOS PUEDEN SER OFRECIDOS PRIVADAMENTE A CIERTOS “INVERSIONISTAS CALIFICADOS”, A LOS QUE SE REFIERE LA NCG 336 Y QUE SE DEFINEN COMO TALES EN LA NORMA DE CARÁCTER GENERAL N° 216, DE 12 DE JUNIO DE 2008 Y EN LA NORMA DE CARÁCTER GENERAL Nº 410, DE 27 DE JULIO DE 2016, AMBAS DE LA CMF.

LA SIGUIENTE INFORMACIÓN SE PROPORCIONA A POTENCIALES INVERSIONISTAS DE CONFORMIDAD CON LA NCG 336:

1.	LA OFERTA DE LOS BONOS COMIENZA EL [_] DE [_] DE 2020, Y SE ENCUENTRA ACOGIDA A LA NCG 336;

2.	LA OFERTA VERSA SOBRE VALORES NO INSCRITOS EN EL REGISTRO DE VALORES O EN ELREGISTRO DE VALORES EXTRANJEROS QUE LLEVA LA CMF, POR LO QUE TALES VALORES NO ESTÁN SUJETOS A LA FISCALIZACIÓN DE LA CMF;

3.	POR TRATARSE DE VALORES NO INSCRITOS EN CHILE NO EXISTE LA OBLIGACIÓN POR PARTE DEL EMISOR DE ENTREGAR EN CHILE INFORMACIÓN PÚBLICA SOBRE ESTOS VALORES; Y

4.	LOS BONOS NO PODRÁN SER OBJETO DE OFERTA PÚBLICA EN CHILE MIENTRAS NOSEAN INSCRITOS EN EL REGISTRO DE VALORES CORRESPONDIENTE DE LA CMF.

Prohibition of Sales to EEA and UK Retail Investors:

Each underwriter has represented and agreed, severally and not jointly, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any global bonds which are the subject of the offering contemplated by this prospectus supplement in relation thereto to any retail investor in the EEA or in the UK. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the global bonds to be offered so as to enable an investor to decide to purchase or subscribe for the global bonds.

France:

The global bonds may not be offered or sold or caused to be offered or sold, directly or indirectly, to the public in France and neither this prospectus supplement and the related prospectus, which have not been submitted to the clearance procedure of the French Autorité des marchés financiers (“AMF”), nor to a competent authority of another Member State of the European Economic Area that would have notified its approval to the AMF Regulation (EU) 2017/1129 of the European Parliament and of the Council of June 14, 2017, and repealing Directive 2003/71/EC (the “Prospectus Regulation”), nor any other offering material or information contained therein relating to the global bonds may be released, issued or distributed or caused to be released, issued or distributed, directly or indirectly, to the public in France, or used in connection with any offer for subscription, exchange or sale of the global bonds to the public in France.

Any such offers, sales and distributions may be made in France only to (i) qualified investors (investisseurs qualifiés) acting for their own account, and/or to (ii) investment services providers authorized to engage in portfolio management services on behalf of third parties and/or to (iii) limited group of investors (cercle restreint d’investisseurs) acting for their own account, all as defined in, and in accordance with, Articles L.411-2, II, D.411-1 and D.411-4, D.744-l, D.754-l and D.764-1 of the French Code monétaire et financier.

In the event that the global bonds purchased or subscribed by investors listed above are offered or resold, directly or indirectly, to the public in France, the conditions relating to public offers set forth in Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code monétaire et financier must be complied with. Investors in France and persons into whose possession offering materials come must inform themselves about, and observe, any such restrictions.

Germany:

This prospectus does not constitute a prospectus compliant with the Prospectus Regulation and does therefore not allow any public offering in the Federal Republic of Germany (“Germany”). No action has been or will be taken in Germany that would permit a public offering of the Bonds, or distribution of a prospectus or any other offering material relating to the Bonds. In particular, no prospectus (Prospekt) within the meaning of the Prospectus Regulation and the German Securities Trading Act (Wertpapierprospektgesetz) or any other applicable laws in Germany has been or will be published in Germany, nor has this prospectus been filed with or approved by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) for publication in Germany.

This prospectus is strictly for use of the person who has received it. It may not be forwarded to other persons or published in Germany.

Hong Kong:

Each manager represents, warrants and agrees that the global bonds have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (a) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (the “CWUMPO”), or (b) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (c) in other circumstances which do not result in the document being a “prospectus” as defined in the CWUMPO.

No advertisement, invitation or document relating to the global bonds has been or will be issued, or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the global bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Italy:

The offering of the global bonds has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, no global bonds may be offered, sold or delivered, nor copies of this prospectus supplement and the accompanying prospectus or any other documents relating to the debt securities may be distributed in Italy except:

(a) to “qualified investors”, as referred to in Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (the “Decree No. 58”) and defined in Article 26, paragraph 1, letter d) of CONSOB Regulation No. 16190 of 29 October 2007, as amended (“Regulation No. 16190”) pursuant to Article 34-ter, paragraph 1, letter b) of CONSOB Regulation No. 11971 of 14 May 1999, as amended (“Regulation No. 11971”); or

(b) in any other circumstances where an express exemption from compliance with the offer restrictions applies, as provided under Decree No. 58 or Regulation No. 11971.

Any offer, sale or delivery of the global bonds or distribution of copies of this prospectus, any prospectus supplement or any other documents relating to the debt securities in Italy must be:

(a) made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993, as amended (the “Banking Law”), Decree No. 58 and Regulation No. 16190 and any other applicable laws and regulations;

(b) in compliance with Article 129 of the Banking Law, and the implementing guidelines of the Bank of Italy, as amended; and

(c) in compliance with any other applicable notification requirement or limitation which may be imposed, from time to time, by CONSOB or the Bank of Italy or other competent authority.

Please note that, in accordance with Article 100-bis of Decree No. 58, where no exemption from the rules on public offerings applies, the subsequent distribution of the global bonds on the secondary market in Italy must be made in compliance with the public offer and the prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971.

Japan:

The global bonds have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”) and each manager has represented and agreed that it has not offered or sold, and will not offer or sell any global bonds, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Article 6, Paragraph 1, Item 5 of the Foreign Exchange and Foreign Trade Act of Japan (Act No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Luxembourg:

The global bonds may not be offered to the public in Luxembourg, except in the following circumstances:

(a) in the period beginning on the date of publication of a prospectus in relation to those New Bonds which have been approved by the Commission de surveillance du secteur financier (CSSF) in Luxembourg or, where appropriate, approved in another relevant European Union Member State and notified to ESMA and the CSSF, all in accordance with the Prospectus Regulation and ending on the date which is 12 months after the date of such publication (hereafter a “Public offer”);

(b) at any time to qualified investors, which, pursuant to the Prospectus Regulation, means “persons or entities that are listed in points (1) to (4) of Section I of Annex II to Directive 2014/65/EU, and persons or entities who are, on request, treated as professional clients in accordance with Section II of that Annex, or recognised as eligible counterparties in accordance with Article 30 of Directive 2014/65/EU unless they have entered into an agreement to be treated as non-professional clients in accordance with the fourth paragraph of Section I of that Annex. For the purposes of applying the first sentence of this point, investment firms and credit institutions shall, upon request from the issuer, communicate the classification of their clients to the issuer subject to compliance with the relevant laws on data protection”; and/or

(c) an offer of securities addressed to fewer than 150 natural or legal persons per Member State, other than qualified investors and/or,

(d) at any time in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 1 (4) of the Prospectus Regulation.

The applicability of the selling restrictions provided by Luxembourg law will depend on whether the invitation is to be treated as a public offer or whether it can be made under one of the exemptions of Article 1 (4) of the Prospectus Regulation (a “private placement”).

For the purposes of this provision, the expression an offer of New Bonds to the public in relation to any New Bonds in Luxembourg means the communication in any form and by any means of sufficient information on the terms of the offer and the New Bonds to be offered so as to enable an investor to decide to purchase the New Bonds, as defined in the Prospectus Regulation or any variation thereof or amendment thereto.

Peru:

The global bonds and the information contained in this prospectus supplement have not been and will not be registered with or approved by SMV, SBS or the Lima Stock Exchange. Accordingly, the global bonds cannot be offered or sold in Peru, except if such offering is a private offering under the securities laws and regulations of Peru. The Peruvian securities market law establishes that any offering may qualify as a private offering if it is directed exclusively to institutional investors.

Spain:

Each underwriter has represented and agreed that it has not offered, sold or distributed the global bonds, nor will it carry out any subsequent resale of the global bonds in Spain except in circumstances which do not constitute a public offer of securities in Spain within the meaning of Article 35 of the restated text of the Securities Markets Act approved by Royal Legislative Decree 4/2015, dated 23 October (Real Decreto Legislativo 4/2015, de 23 de octubre, por el que se aprueba el texto refundido de la Ley del Mercado de Valores), Royal Decree 1310/2005 of 4 November (Real Decreto 1310/2005 de 4 de noviembre), and supplemental rules enacted thereunder.

Singapore:

This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except: (1) to an institutional investor or to a relevant person or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securitiesbased Derivatives Contracts) Regulations 2018.

Any reference to the SFA is a reference to the Securities and Futures Act, Chapter 289 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Switzerland:

The offer of the global bonds is made in Switzerland on the basis of a private placement, not as a public offering. The global bonds may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the global bonds to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the global bonds constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the global bonds may be publicly distributed or otherwise made publicly available in Switzerland.

United Kingdom:

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The global bonds will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the global bonds will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Each underwriter has, severally and not jointly, represented, warranted and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the global bonds in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the global bonds in, from or otherwise involving the United Kingdom.

VALIDITY OF THE GLOBAL BONDS

The validity of the global bonds will be passed upon for Brazil by Ricardo Soriano de Alencar, the Procurador-Geral da Fazenda Nacional (Attorney General of the National Treasury) or another duly authorized Attorney of the National Treasury, as to matters of Brazilian law, and by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, United States counsel to Brazil, as to matters of New York law. The validity of the global bonds will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York, United States counsel to the underwriters, as to matters of New York law, and Pinheiro Neto Advogados, São Paulo, SP, Brazil, Brazilian counsel to the underwriters, as to matters of Brazilian law.

Certain statements with respect to matters of Brazilian law in this prospectus supplement and the prospectus have been passed upon by the Attorney General of the National Treasury or another duly authorized Attorney of the National Treasury, and are made upon his authority.

OFFICIAL STATEMENTS AND DOCUMENTS

Information included in this prospectus supplement which is identified as being derived from a publication of, or supplied by, Brazil or one of its agencies or instrumentalities is included on the authority of that publication as a public official document of Brazil. All other information in this prospectus supplement is included as a public official statement made on the authority of Paulo Roberto Nunes Guedes, Minister of Economy.

GENERAL INFORMATION

Due Authorization

Brazil has authorized the creation and issue of the global bonds pursuant to Senate Resolution No. 20 of the Federal Senate of Brazil dated November 16, 2004, enacted pursuant to Article 52 of the Constitution of the Federative Republic of Brazil.

Listing and Listing Agent

Application will be made to list the global bonds, on the Luxembourg Stock Exchange for trading on the Euro MTF Market. The Luxembourg listing agent is The Bank of New York Mellon SA/NV, Luxembourg Branch, Vertigo Building-Polaris, 2-4 rue Eugène Ruppert, L-2453 Luxembourg, Luxembourg.

Litigation

Neither Brazil nor any governmental agency of Brazil is involved in any litigation or arbitration or administrative proceeding relating to claims or amounts which are material in the context of the issue of the global bonds and which would materially and adversely affect Brazil’s ability to meet its obligations under the global bonds and the indenture with respect to the global bonds. No such litigation or arbitration or administrative proceeding is pending, or, so far as Brazil is aware, threatened.

Documents Relating to the Global Bonds

Copies of the indenture and the form of global bond may be inspected during normal business hours on any weekday (Saturdays, Sundays and public holidays excepted) at the specified offices of the trustee and paying agents.

Where You Can Find More Information

Brazil has filed its 2018 Annual Report with the SEC. You may request copies of this annual report, including its various exhibits and amendments filed from time to time, by contacting the Brazilian Embassy, 3006 Massachusetts Avenue, N.W., Washington, DC 20008, Attn: Finance Section (telephone: +1 (202) 238-2745). Brazil’s SEC filings (except for certain exhibits) are also available to the public from the SEC’s website at http://www.sec.gov.

The 2018 Annual Report, each additional amendment on Form 18-K/A to that annual report and each subsequent annual report on Form 18-K that Brazil files with the SEC after the date of this prospectus supplement but before the end of the offering of the global bonds are considered part of and incorporated by reference in this prospectus supplement. You may obtain a copy of all such documents, free of charge, at the office of the listing agent in Luxembourg.

Information on Brazil

For so long as any global bonds are listed on the Luxembourg Stock Exchange, copies of the most recent monthly press releases of the Central Bank of Brazil in the English language relating to fiscal policy, the foreign sector and monetary policy, or if such monthly press releases cease to be published, comparable economic information of the Central Bank of Brazil, and any document incorporated by reference in this prospectus supplement may be obtained free of charge at the office of the listing agent for the global bonds and at the office of the trustee during usual business hours on any day (Saturdays, Sundays and public holidays excepted).

Clearing

The global bonds have been accepted for clearing and settlement through DTC, Euroclear and Clearstream, Luxembourg (2025 bonds: Common Code                     , ISIN                     , CUSIP No.                     ; 2030 bonds: Common Code                     , ISIN                     , CUSIP No.                     .

PROSPECTUS

FEDERATIVE REPUBLIC OF BRAZIL

U.S.$10,000,000,000

Debt Securities

Warrants

Brazil may offer up to U.S.$10,000,000,000 (or its equivalent in other currencies) aggregate principal amount of its debt securities with or without warrants or other similar securities to purchase, sell or exchange debt securities.

The securities will be direct, general, unconditional, unsecured and unsubordinated External Indebtedness of Brazil. The securities will rank without any preference among themselves and equally with all other unsecured and unsubordinated External Indebtedness of Brazil and will be backed by the full faith and credit of Brazil. It is understood that this provision shall not be construed so as to require Brazil to make payments under the securities ratably with payments being made under any other External Indebtedness of Brazil.

The securities will contain “collective action clauses,” unless otherwise indicated in the applicable prospectus supplement. Under these provisions, which differ from the terms of Brazil’s external indebtedness issued prior to July 2, 2015, Brazil may amend the payment provisions of the securities and other reserve matters listed in the indenture with the consent of the holders of: (1) with respect to a single series of securities, more than 75% of the aggregate principal amount outstanding of such series; (2) with respect to two or more series of securities, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding securities of all series affected by the proposed modification, taken in the aggregate; or (3) with respect to two or more series of securities, more than 66 2⁄3% of the aggregate principal amount of the outstanding securities of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding securities of each series affected by the proposed modification, taken individually, whether or not certain “uniformly applicable” requirements are met.

Brazil may offer any combination of debt securities and/or warrants from time to time in one or more offerings. Brazil will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Brazil may sell the securities directly, through agents designated from time to time or through underwriters or dealers. The names of any underwriters or agents will be provided in the applicable prospectus supplement.

See “Risk Factors” beginning on page 2 to read about certain risks you should consider before investing in the debt securities.

You should read this prospectus and the supplements carefully. You should not assume that the information in this prospectus or any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of those documents.

Neither the Securities and Exchange Commission nor any state securities commission or any other regulatory body has approved or disapproved of these securities or determined whether this prospectus is adequate, accurate or complete. Any representation to the contrary is a criminal offense.

December 28, 2017

-i-

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the securities Brazil may offer. This prospectus may not be used to make offers or sales of securities unless accompanied by a supplement. Each time Brazil sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the information in the prospectus supplement.

This prospectus contains information you should consider when making your investment decision. We have provided you only the information contained or incorporated by reference in this prospectus or any prospectus supplement and are responsible for the information contained and incorporated by reference in this prospectus and in any related free-writing prospectus or prospectus supplement we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. Brazil is offering to sell the securities and seeking offers to buy the securities only in jurisdictions where it is lawful to do so. The information contained in this prospectus and in any accompanying prospectus supplement is current only as of the dates of this prospectus and such prospectus supplement, respectively. You should read both this prospectus and any accompanying prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

The following documents relating to Brazil’s debt securities or warrants may contain forward-looking statements:

•	this prospectus;

•	any prospectus supplement;

•	the documents incorporated by reference in this prospectus and any prospectus supplement.

Statements that are not historical facts are forward-looking statements. These statements are based on

Brazil’s current plans, estimates, assumptions and projections. Therefore, you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and Brazil undertakes no obligation to update any of them in light of new information or future events. Forward-looking statements involve inherent risks. Brazil cautions you that a number of factors could cause actual results to differ materially from those contained in any forward-looking statements. These factors include, but are not limited to:

External factors, such as:

•	the impact of the international economic environment on the Brazilian economy, including liquidity in the international financing markets and volatility in international equity, debt and foreign exchange markets;

•	interest rates in financial markets outside Brazil;

•	the impact of changes in the credit rating of Brazil;

•	the impact of changes in the international prices of commodities;

•	economic conditions in Brazil’s major export markets; and

•	the decisions of international financial institutions regarding the terms of their financial arrangements with Brazil or mature market economies.

Internal factors, such as:

•	general economic and business conditions in Brazil;

•	present and future exchange rates of the Brazilian currency;

•	foreign currency reserves;

•	the level of domestic debt;

•	domestic inflation;

•	the ability of Brazil to effect key economic reforms and to generate a primary budget surplus

•	the level of foreign direct and portfolio investment;

•	the level of Brazilian domestic interest rates;

•	political instability in Brazil; and

•	the government’s ability to implement and the results of governmental policies and economic reforms.

Other factors discussed in the section “Risk Factors.”

DATA DISSEMINATION

Brazil is a subscriber to the International Monetary Fund’s Special Data Dissemination Standard, or “SDDS”, which is designed to improve the timeliness and quality of information of subscribing member countries. The SDDS requires subscribing member countries to provide schedules indicating, in advance, the date on which data will be released, the so-called “Advance Release Calendar”. For Brazil, precise dates or “no-later-than dates” for the release of data under the SDDS are disseminated three months in advance through the Advance Release Calendar, which is published on the Internet under the International Monetary Fund’s Dissemination Standards Bulletin Board. Summary methodologies of all metadata to enhance transparency of statistical compilation are also provided on the Internet under the International Monetary Fund’s Dissemination Standard Bulletin Board. The Internet website is located at http://dsbb.imf.org/Pages/SDDS/CtyCtgList.aspx? ctycode=BRA. The website and any information on it are not part of this prospectus. All references in this prospectus to this website are inactive textual references to this URL, or “uniform resource locator”, and are for your information only.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, Brazil will use the net proceeds from the sale of the securities for the general purposes of Brazil, including the payment of its indebtedness.

RISK FACTORS

This section describes certain risks associated with investing in the debt securities. You should consult your financial and legal advisors about the risks of investing in the debt securities and the suitability of your investment in light of your particular situation. Brazil disclaims any responsibility for advising you on these matters.

Risks relating to Brazil

Brazil’s economy is vulnerable to external shocks and to more general “contagion” effects, each of which could have a material adverse effect on Brazil’s economic growth and its ability to raise funding in the external debt markets in the future.

Emerging market investment generally poses a degree of risk because the economies in the developing world are susceptible to destabilization resulting from domestic and international developments.

Brazil’s economy is vulnerable to external shocks, including adverse economic and financial developments in other countries and market developments. A significant increase in interest rates in the international financial markets may adversely affect the liquidity of, and trading markets for, the debt securities. In addition, a significant drop in the price of commodities produced in Brazil, such as iron ore, oil, soybeans, sugar and corn, could adversely affect the Brazilian economy. A significant decline in the economic growth or demand for imports of any of Brazil’s major trading partners, such as China, the European Union, or the United States, could have a material adverse impact on Brazil’s exports and balance of trade and adversely affect Brazil’s economic growth.

In addition, because international investors’ reactions to the events occurring in one emerging market country sometimes produce a “contagion” effect, in which an entire region or class of investment is disfavored by international investors, Brazil could be adversely affected by negative economic or financial developments in other countries. Brazil has been adversely affected by such contagion effects on a number of occasions, including following the 1997 Asian financial crisis, the 1998 Russian financial crisis, the 2001 Argentine financial crisis and the 2008 global economic crisis. Similar developments may affect the Brazilian economy in the future.

We cannot assure you that any developments like those described above will not negatively affect investor confidence in mature market economies, emerging markets or the economies of the principal countries in Latin America, including Brazil. In addition, we cannot assure you that these events will not adversely affect Brazil’s economy and its ability to raise funding in the external debt markets in the future. See “Forward-Looking Statements” above.

Brazil’s economy is vulnerable to a number of internal risks, each of which could have a material adverse effect on Brazil’s economic growth and on the liquidity of, and trading markets for, the debt securities.

Brazil’s economy, and therefore its government finances, are subject to risks arising from internal developments in Brazil. These include general economic and business conditions in Brazil, the level of consumer demand, the level of confidence that domestic consumers and foreign investors have in the economic and political conditions in Brazil, present and future exchange rates of the Brazilian currency, the level of domestic debt, domestic inflation, the ability of Brazil to generate a primary budget surplus, the level of foreign direct and portfolio investment, the level of domestic interest rates, the degree of political uncertainty at the federal and state level in Brazil, and investigations into corruption and their impact on political and economic conditions in the country.

Any of these factors or similar events or developments may adversely affect the liquidity of, and trading markets for, the debt securities.

An increase in inflation and government measures to curb inflation may adversely affect the Brazilian economy.

Brazil’s economy has experienced high levels of inflation in the past and may experience high levels in the future. Periods of rapid economic expansion and contraction in Brazil have resulted in volatile rates of inflation. In the future, significant inflation may cause Brazil to impose controls on credit or prices, or to take other actions, which could inhibit Brazil’s economic growth. In addition, inflation can result in greater market volatility by causing economic uncertainties and reduced consumption, GDP growth and consumer confidence. Inflation, measures to combat inflation and public speculation about possible additional actions have also contributed to economic uncertainty in Brazil in the past and could produce uncertainty in the future. Any of these factors can have a material adverse effect on Brazil’s financial condition.

Risk Factors Relating to the Debt Securities

Brazil is a foreign state and accordingly it may be difficult to obtain or enforce judgments or arbitral awards against it.

Brazil has agreed to arbitrate in New York, New York any dispute, controversy or claim arising out of or relating to the indenture, the debt securities or any coupon appertaining thereto. As a result, an arbitration proceeding in New York, New York is the exclusive forum in which a holder may assert a claim against Brazil, unless the holder elects to bring a claim in a competent court in Brazil against Brazil only, as may be permitted by the terms of the debt securities. Brazil is a foreign state and has not waived any immunity or submitted to the jurisdiction of any court outside Brazil. In addition, it may not be possible for investors to effect service of process upon Brazil within their own jurisdiction, obtain jurisdiction over Brazil in their own jurisdiction or enforce against Brazil judgments or arbitral awards obtained in their own jurisdiction. See “Arbitration and Enforceability” below.

The debt securities will contain provisions that permit Brazil to amend the payment terms without the consent of all holders.

The debt securities will contain provisions regarding acceleration and voting on future amendments, modifications, changes and waivers, which are commonly referred to as “collective action clauses.” Under these provisions, certain key provisions of the debt securities may be amended without your consent, including the maturity date, interest rate and other payment terms.

DEBT SECURITIES

The information contained in this section summarizes some of the terms of the debt securities and the indenture. This summary does not contain all of the information that may be important to you as a potential investor in the debt securities. You should read the indenture and the forms of the debt securities before making your investment decision. Brazil has filed or will file copies of these documents with the SEC and will also file copies of these documents at the offices of the trustee.

Because the information provided in the prospectus supplement may differ from that contained in this prospectus, you should rely on the prospectus supplement for the final description of a particular issue of debt securities. The following description will apply to a particular issue of debt securities only to the extent that it is not inconsistent with the description provided in the applicable prospectus supplement.

Brazil may issue debt securities, with or without warrants, in distinct series at various times, and these debt securities will be issued pursuant to an indenture between Brazil and a trustee.

The prospectus supplement that relates to your series of debt securities will be issued pursuant to an indenture and identify the trustee and any paying agent that Brazil has appointed for your series of debt securities. The indenture will not be subject to the protections of the Trust Indenture Act of 1939. The prospectus supplement relating to your series of debt securities will also describe the financial terms and other specific terms of your series of debt securities. If the terms or conditions described in the prospectus supplement that relate to your series of debt securities differ from the terms or conditions described in this prospectus, you should rely on the terms or conditions described in the prospectus supplement.

In this description of debt securities, you will see some initially capitalized terms. These terms have very particular, legal meanings, and you can find their definitions under the heading “Definitions” below.

General Terms of the Debt Securities

The prospectus supplement that relates to your debt securities will specify the following terms:

•	the specific title or designation of the debt securities;

•	the principal amount of the debt securities;
•	the price of the debt securities;

•	the stated maturity date on which Brazil agrees to repay principal;

•	the rate of any interest the debt securities will bear and, if variable, the method by which the interest rate will be calculated;

•	the dates on which any interest payments are scheduled to be made;

•	the date or dates from which any interest will accrue;

•	the record dates for any interest payable on an interest payment date;

•	whether and under what circumstances and terms Brazil may redeem the debt securities before maturity;

•	whether and under what circumstances and terms the holders of the debt securities may opt to have their respective debt securities prepaid;

•	whether and under what circumstances the debt securities will be entitled to the benefit of a sinking fund or other similar arrangement;

•	whether and under what circumstances and terms the holders of the debt securities may opt to obligate Brazil to repurchase or exchange their respective securities, either pursuant to an option that is included in the debt securities or that is or becomes separately tradable following their issuance;

•	the currency or currencies in which such debt securities are denominated, which may be U.S. dollars, another foreign currency or units of two or more currencies;

•	the currency or currencies for which such debt securities may be purchased and in which principal, premium, if any, and interest may be payable;

•	whether any amount payable in respect of the debt securities will be determined based on an index or formula, and, if so, how any such amount will be determined;

•	whether the debt securities will be issued upon the exchange or conversion of other debt securities and, if so, the specific terms relating to this exchange or conversion;

•	whether any part or all of the debt securities will be in the form of a global security and the circumstance in which a global security is exchangeable for certificated (physical) securities;

•	whether the debt securities will be listed and, if listed, the stock exchange on which these debt securities will be listed; and

•	any other terms of the debt securities.

If applicable, the prospectus supplement may also describe any United States federal or Brazilian income tax consequences and special considerations applicable to that particular series of debt securities.

Any moneys held by the trustee in respect of debt securities and remaining unclaimed for two years after those amounts have become due and payable shall be returned to Brazil. After the return of these moneys to Brazil, the holder of the debt securities may look only to Brazil for any payment.

Brazil will replace the trustee with a successor trustee if, after written notice of resignation to Brazil and notice to the holders of the debt securities, the trustee resigns with respect to the debt securities;

Brazil may, or any bona fide holder of a debt security for at least six months may petition a court of competent jurisdiction to, replace the trustee with a successor trustee at any time, if any of the following occur:

•	the trustee ceases to be eligible in accordance with the indenture and fails to resign after written request by Brazil or a holder of a debt security; or

•	the trustee becomes incapable of acting or is adjudged bankrupt or insolvent, or a receiver or liquidator of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

The holders of a majority of the aggregate principal amount of outstanding debt securities of any series may at any time remove the trustee and appoint a successor trustee (which, so long as no event of default shall have occurred and be continuing under the indenture or any debt security, shall not be a successor institution to which Brazil reasonably objects).

In the case of a series of debt securities to be issued under the indenture that is subject to the laws of a jurisdiction outside of the United States, at the option of Brazil or the trustee, Brazil will appoint a successor trustee for such series of debt securities prior to its authentication.

Status of the Debt Securities

The debt securities will constitute direct, general, unconditional, unsecured (except as described under the heading “Debt Securities—Negative Pledge” below) and unsubordinated External Indebtedness of Brazil. Brazil has pledged its full faith and credit for the due and punctual payment of principal of, premium, if any, on, and interest on the debt securities.

The debt securities will rank without any preference among themselves and equally with all other unsecured and unsubordinated External Indebtedness of Brazil. It is understood that this provision shall not be construed so as to require Brazil to make payments under the debt securities ratably with payments being made under any other External Indebtedness of Brazil.

Form of Debt Securities

Unless otherwise specified in the applicable prospectus supplement, debt securities denominated in U.S. dollars will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations of U.S.$200,000 and integral multiples of U.S.$1,000.

Debt securities denominated in another monetary unit will be issued in the denominations set forth in the applicable prospectus supplement.

Payment

Brazil has agreed that it will duly and punctually pay or cause to be paid the principal of, and premium, if any, and interest on, each of the debt securities and any other payment to be made by

Brazil under the debt securities and the indenture. For each series of debt securities, Brazil will arrange for payments on global debt securities by wire transfer of immediately available funds to the applicable clearing system, or to its nominee or common depositary, as the registered owner or bearer of the debt securities, which will receive the funds for distribution to the holders. Brazil will arrange for these payments by paying or causing to be paid to the account of the trustee the funds in time for payments to be made on the global debt securities when due. See “Debt Securities—Global Securities” below.

Brazil will arrange for payments to be made on registered certificated debt securities on the specified payment dates to the registered holders of the debt securities. Payments of principal, and premium, if any, will be made against surrender of the debt securities at the offices of the trustee, unless otherwise specified in the applicable prospectus supplement. Brazil will arrange for payments of interest to be made by check mailed to the registered holders of the debt securities at their registered addresses. So long as the trustee has received from Brazil the funds required for the payment of the amounts due in respect of the debt securities and such funds are available to holders of the debt securities in accordance with the terms of the debt securities and the indenture and holders of the debt securities are not prevented from claiming such funds in accordance with the terms of the debt securities and the indenture, Brazil shall not be considered to have defaulted in its obligation to make payment of such amounts on the date on which such amounts become due and payable.

The register of holders of debt securities will be kept at the New York office of the trustee.

Negative Pledge

Brazil undertakes with respect to each series of debt securities that, as long as any debt securities of that series remain outstanding or any amount payable under that series remains unpaid, it will not create or permit to subsist any Lien on Brazil’s assets, present or future revenues or properties to secure any Public External Indebtedness of Brazil, unless:

•	the debt securities of that series are secured equally and ratably with that Public External Indebtedness; or
•	the debt securities of that series have the benefit of another security, guarantee, indemnity or other arrangement as approved by the holders of the debt securities of that series as provided under the heading “Meetings and Amendments” below.

Notwithstanding the foregoing, Brazil may create or permit to subsist:

•	Liens created prior to the date of issuance of the debt securities of a particular series, including renewals or refinancings of those Liens, provided, however, that any renewal or refinancing of any those Liens secures only the renewal or extension of the original secured financing;

•	Liens securing Public External Indebtedness incurred or assumed by Brazil in connection with a Project Financing, provided, that the property over which those Liens are granted consists solely of assets or revenues of the project for which the Project Financing was incurred;

•	Liens securing Public External Indebtedness which:

•	are issued by Brazil in exchange for secured debt of Brazilian public sector bodies (other than Brazil); and

•	are in an aggregate principal amount outstanding that does not exceed U.S.$25,000,000 (or its equivalent in any other currency).

•	Liens securing Public External Indebtedness incurred or assumed by Brazil to finance or refinance the acquisition of the assets on which those Liens have been created or permitted to subsist.

Definitions

“External Indebtedness” means Indebtedness for money borrowed which is payable by its terms or at the option of its holder in any currency other than Brazilian currency (other than any such Indebtedness that is originally issued within Brazil).

“Indebtedness” means all unsecured and unsubordinated obligations of Brazil in respect of money borrowed and guarantees given by Brazil in respect of money borrowed by others.

“Lien” means any lien, pledge, mortgage, security interest or other encumbrance.

“Project Financing” means any financing of all or part of the costs of the acquisition, construction or development of any project and the person or persons providing such financing expressly agree to limit their recourse to the project financed and the revenues derived from such project as the principal source of repayment for the monies advanced.

“Public External Indebtedness” means any Public Indebtedness of Brazil which is payable by its terms or at the option of its holder in any currency other than Brazilian currency (other than such Public Indebtedness that is originally issued within Brazil); settlement of original issuance by delivery of Public Indebtedness (or the instruments evidencing such Public Indebtedness including by means of a book entry system) within Brazil shall be deemed to be original issuance within Brazil.

“Public Indebtedness” means any payment obligation, including any contingent liability, of any person arising from bonds, debentures, notes or other securities which:

•	are, or were intended at the time of issuance to be, quoted, listed or traded on any securities exchange or other securities market (including, without limiting the generality of the foregoing, securities eligible for resale pursuant to Rule 144A under the United States Securities Act of 1933 (or any successor law or regulation of similar effect)); and

•	have an original maturity of more than one year or are combined with a commitment so that the original maturity of one year or less may be extended at the option of Brazil to a period in excess of one year.

Default and Acceleration of Maturity

Any of the following events will be an event of default with respect to any series of debt securities:

(a) a default by Brazil in any payment of principal of, premium, if any, on, or interest on any debt securities of a series, which continues for 30 days after such payment was due;

(b) a default which is materially prejudicial to the interests of the holders of the debt securities of that series in the performance of any other obligation under the debt securities of that series, which continues for 60 days after the written notice requiring such default to be remedied is given by the trustee or the holders of not less than 25% in aggregate principal amount of debt securities of that series then outstanding;

(c) an acceleration of in excess of U.S.$25,000,000 (or its equivalent in any other currency) in aggregate principal amount of Public External Indebtedness of Brazil by reason of an event of default (however described) arising from Brazil’s failure to make any payment of principal, premium, if any, or interest under that Public External Indebtedness when due;

(d) a failure of Brazil to make any payment in respect of the Public External Indebtedness of Brazil in an aggregate principal amount in excess of U.S.$25,000,000 (or its equivalent in any other currency) when due (as such date may be extended by virtue of any applicable grace period or waiver), which continues for 30 days after the written notice requiring such default to be remedied is given by the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding;

(e) a declaration by Brazil of a moratorium with respect to the payment of principal of, premium, if any, on, or interest on Public External Indebtedness of Brazil which does not expressly exclude the debt securities of that series and which is materially prejudicial to the interests of the holders of the debt securities of that series; or

(f) a denial by Brazil of its obligations under the debt securities of that series.

If any of the events of default described above occurs and is continuing, the trustee or the holders of at least 25% of the aggregate principal amount of the debt securities of the series then outstanding may declare all the debt securities of that series to be due and payable immediately by giving written notice to Brazil, with a copy to the trustee.

Holders holding debt securities representing in the aggregate more than 50% of the principal amount of the then-outstanding debt securities of that series may waive any existing defaults and their consequences on behalf of the holders of all of the debt securities of that series if:

•	following the declaration that the principal of the debt securities of that series has become due and payable immediately, Brazil deposits with the trustee a sum sufficient to pay all outstanding amounts then due on those debt securities (other than principal due by virtue of the acceleration upon the event of default) together with interest on such amounts through the date of the deposit as well as the reasonable fees and compensation of the holders that declared those debt securities due and payable, the trustee and their respective agents, attorneys and counsel; and

•	all events of default (other than non-payment of principal that became due by virtue of the acceleration upon the event of default) have been remedied.

Redemption and Repurchase

Unless otherwise set forth in the applicable prospectus supplement, the debt securities will not be redeemable prior to maturity at the option of Brazil or the registered holders of these debt securities.

Brazil may at any time purchase debt securities in any manner and for any consideration. These debt securities purchased by Brazil may, at its discretion, be held, resold or cancelled.

Trustee

The indenture establishes the obligations and duties of the trustee, the right to indemnification of the trustee and the liability and responsibility, including limitations thereof, for actions that the trustee takes. The trustee may become the owner or pledgee of debt securities with the same rights it would have if it were not the trustee and is entitled to enter into business transactions with Brazil or any of its affiliates without accounting for any profit resulting from such transactions.

Paying Agent; Transfer Agents; Registrar

Brazil may appoint paying agents, transfer agents and a registrar with respect to each series of debt securities, as provided for in the relevant debt security, which will be listed at the back of the relevant prospectus supplement. Brazil may appoint other paying agents, transfer agents and registrars with respect to a series.

Meetings and Amendments

Brazil may call a meeting of the holders of debt securities of a series at any time regarding the indenture or the debt securities of the series. Brazil will determine the time and place of the meeting. Brazil will notify the holders of the time, place and purpose of the meeting not less than 30 and not more than 60 days before the meeting.

In addition, Brazil or the trustee will call a meeting of holders of debt securities of a series if the holders of at least 10% in principal amount of all debt securities of the series then outstanding have delivered a written request to Brazil or the trustee (with a copy to Brazil) setting out the purpose of the meeting. Within 10 days of receipt of such written request or copy thereof, Brazil will notify the trustee and the trustee will notify the holders of the time, place and purpose of the meeting called by the holders, to take place not less than 30 and not more than 60 days after the date on which such notification is given.

Only holders and their proxies are entitled to vote at a meeting of holders. Brazil will set the procedures governing the conduct of the meeting and if additional procedures are required, Brazil will consult with the trustee to establish such procedures as are customary in the market.

Modifications may also be approved by holders of debt securities of a series pursuant to written action with the consent of the requisite percentage of debt securities of such series. Brazil will solicit the consent of the relevant holders to the modification not less than 10 and not more than 30 days before the expiration date for the receipt of such consents as specified by Brazil.

The holders may generally approve any proposal by Brazil to modify the indenture or the terms of the debt securities of a series with the affirmative vote (if approved at a meeting of the holders) or consent (if approved by written action) of holders of more than 50% of the outstanding principal amount of the debt securities of that series.

However, holders may approve, by vote or consent through one of three modification methods, any proposed modification by Brazil that would do any of the following (such subjects referred to as “reserve matters”):

•	change the date on which any amount is payable on the debt securities;

•	reduce the principal amount (other than in accordance with the express terms of the debt securities and the indenture) of the debt securities;

•	reduce the interest rate on the debt securities;

•	change the method used to calculate any amount payable on the debt securities (other than in accordance with the express terms of the debt securities and the indenture);

•	change the currency or place of payment of any amount payable on the debt securities;

•	modify Brazil’s obligation to make any payments on the debt securities (including any redemption price therefor);

•	change the identity of the obligor under the debt securities;

•	change the definition of “outstanding” or the percentage of affirmative votes or written consents, as the case may be, required to make a “reserve matter modification”;

•	change the definition of “uniformly applicable” or “reserve matter modification”;

•	authorize the trustee, on behalf of all holders of the debt securities, to exchange or substitute all the debt securities for, or convert all the debt securities into, other obligations or securities of Brazil or any other person; or

•	change the legal ranking, governing law, agreement to arbitrate, submission to jurisdiction in Brazil or waiver of immunities provisions of the terms of the debt securities.

A change to a reserve matter, including the payment terms of any series of debt securities, can be made without your consent, as long as the change is approved, pursuant to one of the three following modification methods, by vote or consent by:

•	the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of a series affected by the proposed modification;

•	where such proposed modification would affect the outstanding debt securities of two or more series (a “cross-series modification”), the holders of more than 75% of the aggregate principal amount of outstanding debt securities of all of the series affected by the proposed modification, taken in the aggregate, if certain “uniformly applicable” requirements are met (a “cross-series modification with single aggregated voting”); or

•	where such proposed modification would affect the outstanding debt securities of two or more series, whether or not certain “uniformly applicable” requirements are met, the holders of more than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all of the series affected by the proposed modification, taken in the aggregate, and the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the modification, taken individually (a “cross-series modification with two-tier voting”).

“uniformly applicable,” as referred to above, in the context of a proposed cross-series modification, means a modification by which holders of debt securities of any series affected by that modification are invited to exchange, convert or substitute their debt securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration. A modification will not be considered to be uniformly applicable if each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification (or, where a menu of instruments or other consideration is offered, each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification electing the same option under such menu of instruments).

Brazil may select, in its discretion, any modification method for a reserve matter modification in accordance with the indenture and designate which series of debt securities will be included for approval in the aggregate of modifications affecting two or more series of debt securities. Any selection of a modification method or designation of series to be included will be final for the purpose of that vote or consent solicitation.

A cross-series modification constituting or including a reserve matter modification to the terms and conditions of the affected debt securities that is not uniformly applicable must be effected pursuant to a cross-series modification with two-tier voting; such a cross-series modification that is uniformly applicable may be effected pursuant to a cross-series modification with single aggregated voting or a cross-series modification with two-tier voting, at Brazil’s option.

Before soliciting any consent or vote of any holder of debt securities for any change to a reserve matter, Brazil will provide the following information to the trustee for distribution to the holders of debt securities of any series that would be affected by the proposed modification:

•	a description of Brazil’s economic and financial circumstances which are, in

Brazil’s opinion, relevant to the request for the proposed modification, a description of Brazil’s existing debts and description of any broad policy reform program and provisional macroeconomic outlook;

•	if Brazil shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

•	a description of Brazil’s proposed treatment of external debt instruments that are not affected by the proposed modification and its intentions with respect to any other major creditor groups; and

•	if Brazil is then seeking any reserve matter modification affecting any other series of debt securities, a description of that proposed modification.

For purposes of determining whether the required percentage of holders of the debt securities of a series has approved any amendment, modification or change to, or waiver of, the debt securities or the indenture, or whether the required percentage of holders has delivered a notice of acceleration of the debt securities of that series, debt securities will be disregarded and deemed not to be outstanding and may not be counted in a vote or consent solicitation for or against a proposed modification if on the record date for the proposed modification or other action or instruction hereunder, the debt security is held by Brazil or by a public sector instrumentality or by a corporation, trust or other legal entity that is controlled by Brazil or by a public sector instrumentality, except that (x) debt securities held by Brazil or any public sector instrumentality of Brazil or by a corporation, trust or other legal entity that is controlled by Brazil or a public sector instrumentality which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee’s right so to act with respect to such debt securities and that the pledgee is not Brazil or a public sector instrumentality, and in case of a dispute concerning such right, the advice of counsel shall be full protection in respect of any decision made by the trustee in accordance with such advice and any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information that is in the possession of the trustee, upon the certificate, statement or opinion of or representations by the trustee; and (y) in determining whether the trustee will be protected in relying upon any such action or instructions hereunder, or any notice from holders, only debt securities that a responsible officer of the trustee knows to be so owned or controlled will be so disregarded.

As used in the preceding paragraph, “public sector instrumentality” means any department, ministry or agency of Brazil, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, by contract or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of that legal entity.

Certain Amendments Not Requiring Holder Consent.

Brazil and the trustee may, without the vote or consent of any holder of debt securities of a series, amend the indenture or the debt securities of the series for the purpose of:

•	adding to Brazil’s covenants for the benefit of the holders;

•	surrendering any of Brazil’s rights or powers with respect to the debt securities of that series;

•	securing the debt securities of that series;

•	curing any ambiguity or curing, correcting or supplementing any defective provision in the debt securities of that series or the indenture;

•	amending the debt securities of that series or the indenture in any manner that Brazil and the trustee may determine and that does not materially adversely affect the interests of any holders of the debt securities of that series; or

•	correcting a manifest error of a formal, minor or technical nature.

Judgment Currency

If a court or arbitral tribunal renders a judgment or order in respect of amounts due to a holder of a debt security and this judgment or order permits Brazil to pay those amounts in a currency (the “judgment currency”) other than the currency in which the debt security is denominated (the “debt security currency”), Brazil will pay any deficiency arising or resulting from any variation in the rates of exchange between the date as of which the amount in the debt security currency is notionally converted into the amount in the judgment currency for the purposes of this judgment or order and the date of actual payment of this judgment or order.

Tax Withholding; Payment of Additional Amounts

Brazil will make all principal, premium, if any, and interest payments on the debt securities of each series without deducting or withholding any present or future Brazilian taxes, assessments or other governmental charges unless the deduction or withholding is required by law. In the event that Brazil is required to make any such deductions, it will pay the holders of the debt securities the additional amounts necessary to ensure that such holders receive the same amount as they would have received in the absence of such withholding or deduction.

Brazil will not, however, pay any additional amounts in connection with any Brazilian tax, assessment or other governmental charge that is imposed due to any of the following:

•	a holder or beneficial owner having some present or former connection with Brazil other than the mere holding of that debt security or being the beneficial owner of the debt securities or the receipt of payments of any nature on the debt securities or enforcing its rights with respect to the debt securities;

•	the failure of the holder or beneficial owners of that debt security to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or

•	the holder, beneficial owner or any other person through which the holder or beneficial owner holds the debt security having presented for payment more than 30 days after the Relevant Date except to the extent that such holder, beneficial owner or such other person would have been entitled to additional amounts on presenting such debt security for payment on the last day of such 30-day period.

The term “Relevant Date” in respect of any debt security means either the date on which payment in respect of the debt security first becomes due or, if the full amount of the money payable has not been received by the trustee on or prior to such due date, the date on which notice is given to the holders of debt securities that the full amount of those monies has been received and is available for payment.

Any reference in this section to “principal,” “premium,” if any, and “interest” includes any additional amounts which may be payable under the debt securities.

Global Securities

The prospectus supplement that relates to your debt securities indicates whether any of the debt securities you purchase will be represented by a global security. The aggregate principal amount of any global security equals the sum of the principal amount of all the debt securities it represents. The global security will be registered in the name of the depositary identified in the prospectus supplement or its nominee, and will be deposited with the depositary or its nominee.

Limitations on Your Ability to Obtain Debt Securities Registered in Your Name. The global security will not be registered in the name of any person other than the depositary or its nominee. Similarly, the global security will not be exchanged for debt securities that are registered in the name of any person other than the depositary or its nominee. An exception to these restrictions would be made only if:

•	the depositary notifies Brazil that it is unwilling, unable or no longer qualified to continue to act as depositary or ceases to be a clearing agency registered under the U.S.
Securities Exchange Act of 1934 and Brazil does not appoint a successor depositary within 90 days of receiving notice from the depositary or becoming aware of such ineligibility;

•	the trustee institutes or is directed to institute any judicial proceeding in a court or arbitral proceeding to enforce the rights of the holders with respect to the debt securities represented by the global security and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the debt securities, the trustee may in its sole discretion determine that the series of debt securities represented by a global security will no longer be represented by a global security; or

•	at any time Brazil decides it no longer wishes to have all or part of the debt securities represented by a global security.

In those circumstances, the depositary will authenticate and deliver a certificated (physical) debt security issued in exchange for the global security. These certificated (physical) debt securities will be issued:

•	only in fully registered form; and

•	without interest coupons.

The depositary or its nominee will be considered the sole owner and holder of the global security for all purposes. As a result:

•	You cannot get debt securities registered in your name for so long as they are represented by the global security;

•	You cannot receive certificated (physical) debt securities in your name in exchange for your beneficial interest in the global security;

•	You will not be considered to be the owner or holder of the global security or any debt securities represented by the global security for any purpose;

•	You cannot assert any right of a holder of the debt securities unless you are authorized by the depositary and the participant through which you hold your beneficial interest; and

•	All payments on the global security will be made to the depositary or its nominee.

In some jurisdictions, certain types of purchasers (such as some insurance companies) are not permitted to own securities represented by a global security. These laws may limit your ability to sell or transfer your beneficial interest in the global security to these types of purchasers.

Beneficial Interests in and Payments on Global Security. Institutions that have accounts with the depositary or a nominee of the depositary, such as securities brokers and dealers, are called participants. Only participants, and persons that hold beneficial interests through participants, can own a beneficial interest in the global security. The depositary keeps records of the ownership and transfer of beneficial interests in the global security by its participants. In turn, participants keep records of the ownership and transfer of beneficial interests in the global security by other persons (such as their customers). No other records of the ownership and transfer of beneficial interests in the global security will be kept.

When the depositary receives payment of principal or interest on the global security, the depositary is expected to credit its participants’ accounts in amounts that correspond to their respective beneficial interests in the global security. In turn, after the participants’ accounts are credited, the participants are expected to credit the accounts of the owners of beneficial interests in the global security in amounts that correspond to the owners’ respective beneficial interests in the global security.

The depositary and its participants establish policies and procedures that govern payments, transfers, exchanges and other important matters that affect owners of beneficial interests in the global security. The depositary and its participants may change these policies and procedures from time to time. Brazil has no responsibility or liability for the records of owners of beneficial interests in the global security. Also, Brazil is not responsible for maintaining, supervising or reviewing those records or payments. Brazil has no responsibility or liability for any aspect of the relationship between the depositary and its participants or for any aspects of the relationship between participants and owners of beneficial interests in the global security.

WARRANTS

If Brazil issues warrants, it will describe their specific terms in a prospectus supplement. If any warrants are registered with the SEC, Brazil will file a warrant agreement and form of warrant with the SEC. The following description briefly summarizes some of the general terms that apply to warrants. You should read the applicable prospectus supplement, warrant agreement and form of warrant before making your investment decision.

Brazil may issue warrants or other similar securities, either separately or together with debt securities, that would entitle the holder to purchase debt securities or obligate Brazil to repurchase or exchange debt securities. If Brazil issues any warrants, each issue of warrants will be issued under a warrant agreement between Brazil and a bank or trust company, as warrant agent. The terms of any warrant agreement related to the issue of warrants and the specific terms of the issue of warrants will be described in the prospectus supplement that relates to your particular warrants. The prospectus supplement that relates to your particular warrants or other similar securities will describe the following terms:

•	the terms listed under the heading “Debt Securities” as they relate to the particular debt securities you have the right to purchase if you exercise your warrants;

•	the amount of debt securities each warrant entitles you to purchase if you exercise your warrants and the purchase price of those debt securities;

•	the amount and type of debt securities that you may obligate Brazil to purchase or exchange if you exercise your warrants or other securities and the purchase price for those debt securities;

•	the procedures you must follow and the conditions you must satisfy to exercise your warrants or other securities;

•	the dates on which your right to exercise your warrants or other securities begins and expires;

•	whether and under what conditions Brazil may cancel or terminate your warrants or other securities;

•	whether and when your warrants or other securities and any debt securities issued together with your warrants or other securities may be sold or transferred separately;

•	whether the certificates that represent the warrants or other securities will be issued in registered or bearer form, whether they will be exchangeable as between such forms and, if issued in registered form, whether the warrants or other securities can be transferred and registered;

•	any special United States federal income tax considerations applicable to the issuance of your warrants or other securities; and

•	any other terms of such warrants or other securities.

GOVERNING LAW

The indenture and the debt securities will be governed by, and interpreted in accordance with, the laws of the State of New York without regard to those principles of conflicts of laws that would require the application of the laws of a jurisdiction other than the State of New York; provided that all matters related to the consent of holders and modifications to the indenture or the debt securities will always be governed by and construed in accordance with the laws of the State of New York; provided, further, that the laws of Brazil will govern all matters governing authorization and execution of the indenture and the debt securities by Brazil.

ARBITRATION AND ENFORCEABILITY

Under Brazilian law, Brazil is prohibited from submitting to the jurisdiction of a foreign court for the purposes of adjudication on the merits in any dispute, controversy or claim against Brazil arising out of or relating to the securities. Brazil has agreed, however, that any dispute, controversy or claim between or among any of Brazil, the trustee and any holder arising out of or relating to the securities, including the performance, interpretation, construction, breach, termination or invalidity of the securities, shall be finally settled by arbitration in New York, New York.

Under the terms of the securities, a holder of any security is deemed to have agreed to the use of arbitration to resolve any dispute, controversy or claim against Brazil or the trustee arising out of or relating to the securities unless, with respect to an action against Brazil only, the holder elects to bring a claim in a competent court in Brazil as may be permitted by the terms of the securities. If at the time such claim brought in a competent court in Brazil has been filed an arbitral tribunal has been constituted to resolve a dispute, controversy or claim relating to substantially the same occurrence, transaction, or series of transactions and occurrences, such dispute, controversy or claim shall be resolved pursuant to arbitration.

The decision of any arbitral tribunal shall be final to the fullest extent permitted by law. Brazil has agreed that in any arbitration, it will not raise any defense that it could not raise but for the fact that it is a sovereign state. In the United States, realization upon an arbitral award rendered against Brazil would depend upon the application of the United States Foreign Sovereign Immunities Act of 1976, as amended (the “FSIA”).

Brazil has not consented to the jurisdiction of any court outside Brazil in connection with actions arising out of or based on the securities, has not appointed any agent for service of process other than for the purpose of obtaining judicial acceptance of any arbitral award pursuant to the securities in the Superior Court of Justice in Brazil, and has not agreed to waive any defense of sovereign immunity to which it may be entitled in any action or proceeding in any jurisdiction other than in an action brought in Brazil. Brazil has agreed that any process or other legal summons in connection with obtaining judicial acceptance of any arbitral award in the Superior Court of Justice may be served upon it by delivery to the Advogado Geral da União (Attorney General) of Brazil or by any other means permissible under the laws of Brazil.

Because Brazil has not waived its sovereign immunity in connection with any action brought outside Brazil arising out of or relating to the securities (including without limitation any action arising out of or based on United States federal or state securities law), it will not be possible to obtain a United States judgment against Brazil unless a court were to determine that (i) Brazil is not entitled under the FSIA to sovereign immunity with respect to such actions and (ii) the matter should not be referred to arbitration as contemplated by the securities. Any judgment rendered against Brazil by a court outside Brazil in an action in which Brazil has not submitted to the jurisdiction of such court or otherwise expressly waived its defense of sovereign immunity would not be enforceable against Brazil under its laws.

The enforcement by a Brazilian court of a foreign arbitral award is subject to the recognition of such award by the Superior Court of Justice. The Superior Court of Justice will recognize such an award if all of the required formalities are observed and the award does not contravene Brazilian national sovereignty, public policy and “good morals”. Under Article 100 (formerly Article 67) of the Civil Code of Brazil, the public property of Brazil located in Brazil is not subject to execution or attachment, either prior to or after judgment. The execution of an arbitral award against Brazil, in Brazil is only available in accordance with the procedures set forth in Article 910 of the Civil Procedure Code of Brazil of March 16, 2015, which envisions the registration of the recognized award for inclusion in the budget for payment in a subsequent fiscal year of Brazil.

Recognition of foreign arbitral awards for purposes of enforcement in Brazil may be sought directly in the Superior Court of Justice of Brazil without the need to first convert the arbitral award into a judgment in the place of arbitration.

Notwithstanding the foregoing, (i) with respect to an action against Brazil only, a holder of any security may institute legal proceedings against Brazil in a competent court in Brazil so long as at the time such action has been filed an arbitral tribunal has not been constituted to resolve a dispute, controversy or claim relating to substantially the same occurrence, transaction, or series of transactions and occurrences, and (ii) Brazil has waived any immunity from jurisdiction or execution of judgment in Brazil (except for the limitation on alienation of public property referred to in Article 100 of the Civil Code of Brazil) to which it might otherwise be entitled in any such proceeding.

Unless otherwise set forth in the applicable prospectus supplement, this “Arbitration and Enforceability” section will apply to securities issued pursuant to this prospectus.

TAXATION

The following is a discussion of certain U.S. federal income and estate tax and European Union tax considerations that may be relevant to you if you invest in the debt securities. This discussion is based on laws, regulations, rulings and decisions now in effect in the United States and on directives now in effect, and proposals for directives, in the European Union, and, in all cases, may change. Any change could apply retroactively and could affect the continued validity of this discussion.

This discussion does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax adviser about the tax consequences of holding the debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

United States Federal Taxation

The following is a summary of certain U.S. federal income tax considerations that may be relevant to a holder of a debt security. This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change. This summary deals only with beneficial owners of debt securities that will hold debt securities as capital assets, and does not address particular tax considerations that may be applicable to investors that are subject to special tax rules, such as banks, tax-exempt entities, insurance companies, regulated investment companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold debt securities as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, entities taxed as partnerships or the partners therein, persons subject to the alternative minimum tax, U.S. expatriates, nonresident alien individuals present in the United States for more than 182 days in a taxable year, or persons that have a “functional currency” other than the U.S. dollar. Any special U.S. federal income tax considerations relevant to warrants, debt securities that are issued in combination with warrants or a particular issue of debt securities, including any indexed debt securities, will be provided in the applicable prospectus supplement.

This summary addresses only U.S. federal income tax consequences, and does not address consequences arising under state, local, foreign tax laws or the Medicare tax on net investment income. Investors should consult their own tax advisors in determining the tax consequences to them of holding debt securities under such tax laws, as well as the application to their particular situation of the U.S. federal income tax considerations discussed below.

As used herein, a “U.S. holder” is a beneficial owner of a debt security that is, for U.S. federal income tax purposes, a citizen or resident of the United States or a domestic corporation or that otherwise is subject to U.S. federal income taxation on a net income basis in respect of the debt security. A “non-U.S. holder” is a beneficial owner of a debt security that is an individual, corporation, foreign estate, or foreign trust, that is not a U.S. holder.

Under recently enacted legislation, U.S. holders that use an accrual method of accounting for tax purposes generally will be required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules described below, although the precise application of this rule is unclear at this time. This rule generally will be effective for tax years beginning after December 31, 2017 or, for debt securities issued with original issue discount (as defined below), for tax years beginning after December 31, 2018. U.S. holders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

U.S. Holders

Payments of Interest and Additional Amounts. The gross amount of payments of “qualified stated interest” (as defined below under “—Original Issue Discount”) and additional amounts, if any (i.e., without reduction for Brazilian withholding taxes), but excluding any pre-issuance accrued interest, will be taxable to a U.S. holder as ordinary interest income at the time that such payments are accrued or are received (in accordance with the U.S. holder’s method of tax accounting). If payments of this kind are made with respect to a debt security denominated in a single currency other than the U.S. dollar (a “Foreign Currency Debt Security”), the amount of interest income realized by a U.S. holder that uses the cash method of tax accounting will be the U.S. dollar value of the specified currency payment based on the exchange rate in effect on the date of receipt regardless of whether the payment in fact is converted into U.S. dollars. A U.S. holder that uses the accrual method of accounting for tax purposes will accrue interest income on the debt security in the relevant foreign currency and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or portion thereof within the U.S. holder’s taxable year), or, at the accrual basis U.S. holder’s election, at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if this date is within five business days of the last day of the accrual period. A U.S. holder that makes this election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service (the “IRS”). A U.S. holder that uses the accrual method of accounting for tax purposes will recognize foreign currency gain or loss, as the case may be, on the receipt of an interest payment made with respect to a Foreign Currency Debt Security if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Amounts attributable to pre-issuance accrued interest will generally not be includable in income, except to the extent of foreign currency gain or loss attributable to any changes in exchange rates during the period between the date the U.S. Holder acquired the debt security and the first interest payment date. This foreign currency gain or loss will be treated as ordinary income or loss but generally will not be treated as an adjustment to interest income received on the debt security. If payments are made with respect to a debt security denominated in two or more currencies other than the U.S. dollar (a “Multi-Currency Debt Security”), a detailed description of the tax considerations relevant to U.S. holders of any such Multi-Currency Debt Securities will be provided in the applicable prospectus supplement.

Original Issue Discount. If Brazil issues debt securities at a discount from their stated redemption price at maturity (as defined below), and the discount is equal to or more than the product of one-fourth of one percent (0.25 percent) of the stated redemption price at maturity of such debt securities multiplied by the number of full years to their maturity (the “de minimis threshold”), such debt securities will be “Original Issue Discount Debt Securities.” The difference between the issue price and the stated redemption price at maturity of such debt securities will be the “original issue discount” (“OID”). The “issue price” of a debt security will be the first price at which a substantial amount of the debt securities is sold to the public (i.e., excluding sales of the debt securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under a debt security other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by Brazil) at least annually during the entire term of the debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

U.S. holders of Original Issue Discount Debt Securities generally will be subject to special tax accounting rules for obligations issued with OID. U.S. holders of such Debt Securities should be aware that, as described in greater detail below, they generally must include OID in ordinary gross income for U.S. federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

In general, each U.S. holder of an Original Issue Discount Debt Security, regardless of whether the holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the “daily portions” of OID on the debt security for all days during the taxable year that the U.S. holder owns the debt security. The daily portions of OID on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period. In the case of an initial holder, the amount of OID on an Original Issue Discount Debt Security allocable to each accrual period is determined by (a) multiplying the “adjusted issue price” (as defined below) of the Original Issue Discount Debt Security at the beginning of the accrual period by its yield to maturity (appropriately adjusted to reflect the length of the accrual period) and (b) subtracting from that product the amount (if any) of qualified stated interest allocable to that accrual period. The “yield to maturity” of a debt security is the discount rate that causes the present value of all payments on the debt security as of its original issue date to equal the issue price of the debt security. The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price (generally including accrued interest, if any) and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than payments of qualified stated interest (if any) made with respect to the debt security in all prior accrual periods. As a result of this “constant yield” method of including OID in income, the amounts includible in income by a U.S. holder in respect of an Original Issue Discount Debt Security denominated in U.S. dollars generally are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

A U.S. holder generally may make an irrevocable election to include in its income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount paid by the U.S. holder for the debt security) under the constant-yield method described above. For debt securities purchased at a premium or bearing market discount in the hands of the U.S. holder, the U.S. holder making such election will also be deemed to have made the election (discussed below in “—Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant-yield basis.

In the case of an Original Issue Discount Debt Security that is also a Foreign Currency Debt Security, a U.S. holder should determine the U.S. dollar amount includible in income as OID for each accrual period by (a) calculating the amount of OID allocable to each accrual period in the specified currency using the constant-yield method described above, and (b) translating the amount of the specified currency so derived at the average exchange rate in effect during that accrual period (or portion thereof within a U.S. holder’s taxable year) or, at the U.S. holder’s election (as described above under “—Payments of Interest”), at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period. Because exchange rates may fluctuate, a U.S. holder of an Original Issue Discount Debt Security that is also a Foreign Currency Debt Security may recognize a different amount of OID income in each accrual period than would the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. All payments on an Original Issue Discount Debt Security, other than payments of qualified stated interest, will generally be viewed first as payments of previously accrued OID to the extent thereof, with payments attributed first to the earliest-accrued OID, and then as payments of principal. Upon the receipt of an amount attributable to OID (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security), a U.S. holder will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

A subsequent U.S. holder of an Original Issue Discount Debt Security that purchases the debt security at a cost less than its remaining redemption amount (as defined below), or an initial U.S. holder that purchases an Original Issue Discount Debt Security at a price other than the debt security’s issue price, also generally will be required to include in gross income the daily portions of OID, calculated as described above. However, if the U.S. holder acquires the Original Issue Discount Debt Security at a price greater than its adjusted issue price, the holder is required to reduce its periodic inclusions of OID income to reflect the premium paid over the adjusted issue price. The “remaining redemption amount” for a debt security is the total of all future payments to be made on the debt security other than payments of qualified stated interest.

Floating rate debt securities generally will be treated as “variable rate debt instruments” under applicable Treasury Regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as “qualified stated interest” and such a debt security will not have OID solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security qualifying as a “variable rate debt instrument” is an Original Issue Discount Debt Security, for purposes of determining the amount of OID allocable to each accrual period under the rules above, the debt security’s “yield to maturity” and “qualified stated interest” will generally be determined as though the debt security bore interest in all periods at a fixed rate determined at the time of issuance of the debt security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest index. If a floating rate debt security does not qualify as a “variable rate debt instrument,” the debt security will be subject to special rules (the “Contingent Payment Regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“Contingent Debt Obligations”). A detailed description of the tax considerations relevant to U.S. holders of any such debt securities will be provided in the applicable prospectus supplement.

Certain of the debt securities may be subject to special redemption, repayment or interest rate reset features, as indicated in the applicable prospectus supplement. Debt securities containing such features, in particular Original Issue Discount Debt Securities, may be subject to special rules that differ from the general rules discussed above. Purchasers of debt securities with such features should carefully examine the applicable prospectus supplement and should consult their own tax advisors with respect to the debt securities since the tax consequences with respect to such features, and especially with respect to OID, will depend, in part, on the particular terms of the debt securities.

If a debt security provides for a scheduled accrual period that is longer than one year (for example, as a result of a long initial period on a debt security with interest is generally paid on an annual basis), then stated interest on the debt security will generally not qualify as “qualified stated interest” under the applicable Treasury Regulations. As a result, the debt security would be an Original Issue

Discount Debt Security. In that event, among other things, cash-method U.S. holders will be required to accrue stated interest on the debt security under the rules for OID described above, and all U.S. holders will be required to accrue OID that would otherwise fall under the de minimis threshold.

Purchase, Sale and Retirement of Debt Securities. A U.S. holder’s tax basis in a debt security generally will equal the cost of such debt security to such holder, increased by any amounts includible in income by the holder as original issue discount and market discount and reduced by any amortized premium (each as described below) and any payments other than payments of qualified stated interest made on such debt security. In the case of a Foreign Currency Debt Security, the cost of such debt security to a U.S. holder will be the U.S. dollar value of the foreign currency purchase price on the date of purchase. In the case of a Foreign Currency Debt Security that is traded on an established securities market, a cash basis U.S. holder (and, if it so elects, an accrual basis U.S. holder) will determine the U.S. dollar value of the cost of such debt security by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The amount of any subsequent adjustments to a U.S. holder’s tax basis in a debt security in respect of original issue discount, market discount and premium denominated in a specified currency will be determined in the manner described under “Original Issue Discount” above and “Premium and Market Discount” below. The conversion of U.S. dollars to a specified currency and the immediate use of the specified currency to purchase a Foreign Currency Debt Security generally will not result in taxable gain or loss for a U.S. holder.

Upon the sale, exchange or retirement of a debt security, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued qualified stated interest, which will be taxable as such) and the U.S. holder’s tax basis in such debt security. If a U.S. holder receives a currency other than the U.S. dollar in respect of the sale, exchange or retirement of a debt security, the amount realized will be the U.S. dollar value of the specified currency received calculated at the exchange rate in effect on the date the instrument is disposed of or retired. In the case of a Foreign Currency Debt Security that is traded on an established securities market, a cash basis U.S. holder, and if it so elects, an accrual basis U.S. holder will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate on the settlement date of the sale. The election available to accrual basis U.S. holders in respect of the purchase and sale of Foreign Currency Debt Securities traded on an established securities market, discussed above, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

Except as discussed below with respect to market discount and foreign currency gain or loss, gain or loss recognized by a U.S. holder generally will be long-term capital gain or loss if the U.S. holder has held the debt securities for more than one year at the time of disposition. Long-term capital gains recognized by an individual holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deduction of capital losses is subject to limitations.

Gain or loss recognized by a U.S. holder on the sale, exchange or retirement of a Foreign Currency Debt Security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held such debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income received on the debt securities.

Premium and Market Discount. A U.S. holder of a debt security that purchases the debt security at a cost greater than its remaining redemption amount (as defined under “Original Issue Discount,” above) will be considered to have purchased the debt security at a premium, and may elect to amortize the premium (as an offset to interest income), using a constant-yield method, over the remaining term of the debt security. Such election, once made, generally applies to all bonds held or subsequently acquired by the U.S. holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. holder that elects to amortize the premium must reduce its tax basis in a debt security by the amount of the premium amortized during its holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the OID rules described above. In the case of premium in respect of a Foreign

Currency Debt Security, a U.S. holder should calculate the amortization of the premium in the specified currency. Amortization deductions attributable to a period reduce interest payments in respect of that period and therefore are translated into U.S. dollars at the exchange rate used by the U.S. holder for such interest payments. Exchange gain or loss will be realized with respect to amortized bond premium on such a debt security based on the difference between the exchange rate on the date or dates the premium is recovered through interest payments on the debt security and the exchange rate on the date on which the U.S. holder acquired the debt security. With respect to a U.S. holder that does not elect to amortize bond premium, the amount of bond premium will be included in the U.S. holder’s tax basis when the debt security matures or is disposed of by the U.S. holder. Therefore, a U.S. holder that does not elect to amortize such premium and that holds the debt security to maturity generally will be required to treat the premium as capital loss when the debt security matures.

If a U.S. holder of a debt security purchases the debt security at a price that is lower than its remaining redemption amount, or in the case of an Original Issue Discount Debt Security, a price that is lower than its adjusted issue price, by at least 0.25% of its remaining redemption amount multiplied by the number of remaining whole years to maturity, the debt security will be considered to have “market discount” in the hands of such U.S. holder. In such case, gain realized by the U.S. holder on the disposition of the debt security generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while held by the U.S. holder. In addition, the U.S. holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security. In general terms, market discount on a debt security will be treated as accruing ratably over the term of the debt security, or, at the election of the holder, under a constant-yield method. Market discount on a Foreign Currency Debt Security will be accrued by a U.S. holder in the specified currency. The amount includible in income by a U.S. holder in respect of such accrued market discount will be the U.S. dollar value of the amount accrued, generally calculated at the exchange rate in effect on the date that the debt security is disposed of by the U.S. holder.

A U.S. holder may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of a debt security as ordinary income. If a U.S. holder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any accrued market discount on a Foreign Currency Debt Security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the U.S. holder’s taxable year). Any such election, if made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.

Short-Term Debt Securities. The rules set forth above will also generally apply to debt securities having maturities of not more than one year (“Short-Term Debt Securities”), but with certain modifications.

First, applicable Treasury Regulations treat none of the interest on a Short-Term Debt Security as qualified stated interest. Thus, all Short-Term Debt Securities will be Original Issue Discount Debt Securities. OID will be treated as accruing on a Short-Term Debt Security ratably, or at the election of a U.S. holder, under a constant yield method.

Second, a U.S. holder of a Short-Term Debt Security that uses the cash method of tax accounting and is not a bank, securities dealer, regulated investment company or common trust fund, and does not identify the Short-Term Debt Security as part of a hedging transaction, will generally not be required to include OID in income on a current basis. Such a U.S. holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. In addition, the U.S. holder will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the OID accrued with respect to the debt security during the period the U.S. holder held the debt security. Notwithstanding the foregoing, a cash-basis U.S. holder of a Short-Term Debt Security may elect to accrue OID into income on a current basis or to accrue the “acquisition discount” on the debt security under the rules described below. If the U.S. holder elects to accrue OID or acquisition discount, the limitation on the deductibility of interest described above will not apply.

A U.S. holder using the accrual method of tax accounting and certain cash-basis U.S. holders (including banks, securities dealers, regulated investment companies and common trust funds) generally will be required to include original issue discount on a Short-Term Debt Security in income on a current basis. Alternatively, a U.S. holder of a Short-Term Debt Security can elect to accrue the “acquisition discount,” if any, with respect to the debt security on a current basis. If such an election is made, the OID rules will not apply to the debt security. Acquisition discount is the excess of the Short-Term Debt Security’s stated redemption price at maturity (i.e., all amounts payable on the Short-Term Debt Security) over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the U.S. holder, under a constant-yield method based on daily compounding.

Finally, the market discount rules will not apply to a Short-Term Debt Security.

Indexed Debt Securities and Other Debt Securities Providing for Contingent Payments. The Contingent Payment Regulations, which govern the tax treatment of Contingent Debt Obligations, generally require accrual of interest income on a constant-yield basis in respect of such obligations at a yield determined at the time of their issuance, and may require adjustments to such accruals when any contingent payments are made. A detailed description of the tax considerations relevant to U.S. holders of any Contingent Debt Obligations will be provided in the applicable prospectus supplement.

Foreign Currency Debt Securities and Reportable Transactions. A U.S. holder that participates in a “reportable transaction” will be required to disclose its participation to the IRS. The scope and application of these rules is not entirely clear. A U.S. holder may be required to treat a foreign currency exchange loss relating to a Foreign Currency Debt Security as a reportable transaction if the loss exceeds $50,000 in a single taxable year if the U.S. holder is an individual or trust, or higher amounts for other U.S. holders. In the event the acquisition, ownership or disposition of a Foreign

Currency Debt Security constitutes participation in a “reportable transaction” for purposes of these rules, a U.S. holder will be required to disclose its investment to the IRS, currently on Form 8886. Prospective investors should consult their tax advisors regarding the application of these rules to the acquisition, ownership or disposition of Foreign Currency Debt Securities.

Specified foreign financial assets. Individual U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which may include debt securities issued in certificated form) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders that fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. Prospective investors should consult their own tax advisors concerning the application of these rules to their investment in the debt securities, including the application of the rules to their particular circumstances.

Non-U.S. Holders

Payments of Interest. Subject to the discussions below under “—Information Reporting and Backup Withholding,” payments of interest on the debt securities to a non-U.S. holder generally will be exempt from U.S. federal income taxes, including withholding tax. However, to receive this exemption a non-U.S. holder may be required to satisfy certification requirements, described below under “—Information Reporting and Backup Withholding,” to establish that it is not a U.S. holder.

Purchase, Sale and Retirement of Debt Securities. Subject to the discussions below under “—Information Reporting and Backup Withholding,” a non-U.S. holder generally will not be subject to

U.S. federal income tax on gain recognized on a sale, exchange or other disposition of debt securities.

Information Reporting and Backup Withholding

If payments on the debt securities are made through a U.S. payor or U.S. intermediary, information returns will be filed with the IRS in connection with payments on the debt securities made to, and the proceeds of dispositions of debt securities effected by, certain U.S. taxpayers. In addition, certain U.S. taxpayers may be subject to backup withholding in respect of such amounts if they do not provide their taxpayer identification numbers to the person from whom they receive payments. Non-U.S. taxpayers may be required to comply with applicable certification procedures to establish that they are not U.S. taxpayers in order to avoid the application of such information reporting requirements and backup withholding. The amount of any backup withholding from a payment to a U.S. or non-U.S. taxpayer will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

European Union Taxation

The Proposed Financial Transaction Tax

The European Commission has published a proposal (the “Commission’s Proposal”) for a Directive for a common financial transaction tax (“FTT”) in Austria, Belgium, Estonia, France, Germany, Greece, Italy, Portugal, Slovakia, Slovenia and Spain (the “participating Member States”). However, Estonia has since stated that it will not participate.

The Commission’s Proposal has very broad scope and could, if introduced in its current form, apply to certain dealings in the securities in certain circumstances.

Under the Commission’s Proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the securities where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT remains subject to negotiation between participating Member States and the legality of the proposal is uncertain. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate and/or certain of the participating Member States may decide to withdraw.

Prospective holders of the securities are advised to seek their own professional advice in relation to the FTT.

PLAN OF DISTRIBUTION

Brazil may sell any combination of the debt securities and/or warrants or other similar securities in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

Each prospectus supplement will set forth:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities of that series;

•	the net proceeds to Brazil from the sale of these securities;

•	any underwriting discounts, agent commissions or other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

The securities may be sold from time to time in distinct series by different means at different prices that are negotiated and fixed or that vary based on market prices.

Underwriters used in the sale of securities will distribute the securities on a firm commitment basis. In this case, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. Brazil may offer the securities to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any are purchased.

Brazil may also sell securities of any series directly to the public or through agents designated by Brazil from time to time. Unless otherwise specified in the applicable prospectus supplement, an agent used in the sale of securities will sell the securities on a reasonable best efforts basis for the period of its appointment.

Brazil may authorize agents, underwriters or dealers to solicit offers by certain specified entities to purchase the securities from Brazil under “delayed delivery” contracts. Purchasers of securities under delayed delivery contracts will pay the public offering price plus accrued interest, if any, and will take delivery of these securities on a date or dates stated in the applicable prospectus supplement. Delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement. The applicable prospectus supplement will set forth the commission payable for solicitation of these delayed delivery contracts.

Brazil may offer the securities of any series to present holders of other securities of Brazil as consideration for the purchase or exchange by Brazil of other securities. This offer may be in connection with a publicly announced tender, exchange or other offer for the securities or in privately negotiated transactions. This offering may be in addition to or in lieu of sales of securities directly or through underwriters or agents as set forth in the applicable prospectus supplement.

Brazil may agree to indemnify agents and underwriters against certain liabilities, including liabilities under the United States Securities Act of 1933, or to contribute to payments which the agents or underwriters may be required to make in respect of any of these liabilities. Agents and underwriters may engage in transactions with or perform services for Brazil in the ordinary course of business.

OFFICIAL STATEMENTS

Information included in this prospectus which is identified as being derived from a publication of, or supplied by, Brazil or one of its agencies or instrumentalities is included on the authority of that publication as a public official document of Brazil. All other information in this prospectus and the registration statement (of which this prospectus is a part) is included as a public official statement made on the authority of the Stand-in Minister of Finance.

VALIDITY OF THE SECURITIES

The validity of the debt securities and warrants or other similar securities will be passed upon for Brazil by a Deputy Attorney General of the National Treasury, or another duly authorized attorney of the Office of the Attorney General of the National Treasury and by Cleary Gottlieb Steen & Hamilton LLP, United States counsel to Brazil, and for the underwriters, if any, by United States counsel and Brazilian counsel to the underwriters named in the applicable prospectus supplement.

As to all matters of Brazilian law, Cleary Gottlieb Steen & Hamilton LLP may rely on the opinion of the Deputy Attorney General of the National Treasury (or such other attorney of the Office of the Attorney General of the National Treasury). As to all matters of United States law, the Deputy Attorney General of the National Treasury (or such other attorney of the Office of the Attorney General of the National Treasury) may rely on the opinion of Cleary Gottlieb Steen & Hamilton LLP. Certain statements with respect to matters of Brazilian law in this prospectus have been passed upon by the Deputy Attorney General of the National Treasury, and are made upon his authority.

AUTHORIZED REPRESENTATIVE

The authorized representative of Brazil in the United States of America is Christian Vargas, whose address is:

Embassy of Brazil

3006 Massachusetts Avenue, N.W.

Washington, D.C. 20008.

WHERE YOU CAN FIND MORE INFORMATION

Brazil voluntarily files annual reports with the Securities and Exchange Commission, or the SEC. These reports and any amendments to these reports include certain financial, statistical and other information about Brazil, and may be accompanied by exhibits. You may read and copy any document Brazil files with the SEC at the SEC’s public reference room in Washington, D.C. Brazil’s SEC filings are also available to the public from the SEC’s website at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room or log on to www.sec.gov.

The SEC allows Brazil to “incorporate by reference” the information Brazil files with it. This means that Brazil can disclose important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this prospectus. Brazil incorporates by reference the following documents:

•	Brazil’s Annual Report on Form 18-K for the year ended December 31, 2016, as amended.

Brazil also incorporates by reference all future annual reports and amendments to annual reports until it sells all of the debt securities and warrants covered by this prospectus. Each time Brazil files a document with the SEC that is incorporated by reference, the information in that document automatically updates the information contained in previously filed documents.

You may request a free copy of these filings by writing or calling the Embassy of Brazil at the following address:

Embassy of Brazil

3006 Massachusetts Avenue, N.W.

Washington, D.C. 20008

Attn: Finance Section

(202) 238-2745

THE ISSUER

The Federative Republic of Brazil

Ministry of Economy

Secretaria do Tesouro Nacional

Esplanada dos Ministérios

Brasília, DF

Brazil

TRUSTEE, PAYING AGENT AND TRANSFER AGENT The Bank of New York Mellon 240 Greenwich Street New York, New York 10286 United States

LEGAL ADVISORS

To Brazil, as to U.S. law:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
United States

To Brazil, as to Brazilian law:
Ricardo Soriano de Alencar
Procurador-Geral da Fazenda Nacional
Esplanada dos Ministérios
Brasília, DF
Brazil

To the underwriters, as to U.S. law:
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
United States

To the underwriters, as to Brazilian law:
Pinheiro Neto Advogados
Rua Hungria, 1100
01455-000 São Paulo, São Paulo
Brazil

LUXEMBOURG LISTING AGENT

The Bank of New York Mellon SA/NV,

Luxembourg Branch

Vertigo Building-Polaris

2-4 rue Eugène Ruppert

L-2453 Luxembourg

Luxembourg

Federative Republic of Brazil

U.S.$                     % Global Bonds due 2025

U.S.$                     % Global Bonds due 2030

PROSPECTUS SUPPLEMENT

Joint Lead Managers and Joint Bookrunners

BofA Securities	Deutsche Bank Securities	Itaú BBA	J.P. Morgan

June            , 2020